EXHIBIT 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 1 (this “Amendment”), dated as of January 26, 2023, to AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2021, among URSTADT BIDDLE PROPERTIES INC. (the “Borrower”), the LENDERS party hereto and THE BANK OF NEW YORK MELLON, as Administrative Agent (the “Administrative Agent”), Swingline Lender, and as Issuing Bank.
RECITALS
I.          The Borrower, the lenders from time to time parties thereto (collectively, the “Lenders”) and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of March 30, 2021 (the “Credit Agreement”).  Unless defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.
II.          The Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders have agreed to amend the Credit Agreement effective as of the Amendment No. 1 Effective Date (as defined below) to, among other things, implement daily and term secured overnight financing rate interest rate pricing for the Loans in lieu of the current interest rate pricing for the Loans.
Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.          Amendments to Credit Agreement.  Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:
(a)          The Credit Agreement is hereby amended by (i) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and (ii) adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in Annex A to this Amendment.
(b)          Exhibit A to the Credit Agreement is hereby amended and restated in the form of Annex B to this Amendment.
(c)          Exhibit B-1 to the Credit Agreement is hereby amended and restated in the form of Annex C to this Amendment.
(d)          Exhibit F-1 to the Credit Agreement is hereby amended and restated in the form of Annex D to this Amendment.
(e)          Exhibit G to the Credit Agreement is hereby amended and restated in the form of Annex E to this Amendment.
(f)          Schedule I to the Credit Agreement is hereby amended and restated in the form of Annex F to this Amendment.
(g)          All other exhibits and schedules to the Credit Agreement as in effect as of the Amendment No. 1 Effective Date shall continue to remain in effect.
2.          Representations and Warranties by the Borrower.  To induce the Administrative Agent, the Swingline Lender, the Issuing Bank, and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
(a)          The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within its corporate authority, (ii) have been duly authorized by all necessary corporate action, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, and (iv) do not conflict with any provision of its articles of incorporation, bylaws or other organizational document or any agreement or other instrument binding upon it.
(b)          This Amendment constitutes the valid and legally binding obligations of the Borrower, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
(c)          Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof, except those representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct on and as of such earlier date.
(d)          Before and after giving effect to this Amendment, no Default has occurred and is continuing.
3.          Conditions to Effectiveness.
This Amendment shall be effective as of the date hereof (the “Amendment No. 1 Effective Date”), provided that on or before the date hereof, the Administrative Agent shall have received the following:

(i)          counterparts of this Amendment, executed by a duly authorized officer of the Borrower and each of the Lenders;
(ii)          a certificate, dated the Amendment No. 1 Effective Date, of the Secretary or Assistant Secretary of the Borrower (a)  attaching a true and complete copy of all amendments, if any, to its articles of incorporation and bylaws since March 30, 2021 (or if there have been no such amendments, certifying to such effect); (b) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign this Amendment, including therein a signature specimen of such officer or officers; (c) attaching a certificate of good standing of the Borrower of the Secretary of the State of Maryland dated as of a recent date acceptable to the Administrative Agent; and (d) stating that, as of the Amendment No. 1 Effective Date, (A) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of such date, except those representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct on and as of such earlier date, and (B) before and after giving effect to this Amendment, no Default has occurred and is continuing;
(iii)          counterparts (or other evidence of execution, including facsimile or electronic mail, satisfactory to the Administrative Agent) of the Consent of the Guarantors substantially in the form attached hereto, duly executed by each of the Guarantors; and
(iv)          payment or reimbursement by the Borrower of the reasonable fees and expenses of the attorneys for the Administrative Agent in connection with the preparation, negotiation and closing of this Amendment, in immediately available funds.
4.          Outstanding Eurodollar Advance.
Prior to the Amendment No. 1 Effective Date, the Borrower requested that the entire outstanding balance of the Loans be maintained as a Eurodollar Advance for which the last day of the Interest Period is January 26, 2023  (the “Outstanding Eurodollar Advance”).  Notwithstanding the amendment of the Credit Agreement by this Amendment, the Outstanding Eurodollar Advance shall bear interest at the rates set forth in the Credit Agreement as in effect prior to the Amendment No. 1 Effective Date until the end of such Interest Period, at which time the Loans comprising the Outstanding Eurodollar Advance shall be converted in accordance with Section 2.9 of the Credit Agreement and, after such conversion, such Loan will bear interest as set forth in the Credit Agreement, as amended by this Amendment.
5.          Miscellaneous.
(a)          The Borrower hereby:
(i)	acknowledges and agrees that the amendments under Section 1 hereof are limited to the specific matters set forth therein; and
(ii)	reaffirms and admits the validity and enforceability of the Credit Agreement (as amended hereby) and the other Loan Documents and all of its obligations thereunder.
(b)          This Amendment may be executed in one or more counterparts as deemed necessary, including both paper and electric counterparts, but all such counterparts when taken together shall be deemed as one and the same document.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and the Lenders of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission or delivery to the Administrative Agent and the Lenders.
(c)          This Amendment constitutes a Loan Document for all purposes under the Credit Agreement.
(d)          This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

URSTADT BIDDLE PROPERTIES INC. AMENDMENT NO. 1
TO AMENDED AND RESTATED CREDIT AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:
URSTADT BIDDLE PROPERTIES INC.

By:      /s/ John T. Hayes
John T. Hayes
Senior Vice President and
Chief Financial Officer

URSTADT BIDDLE PROPERTIES INC. AMENDMENT NO. 1
TO AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NEW YORK MELLON,
as Administrative Agent, a Lender, Issuing Bank, and Swingline Lender

By:     /s/ Cody W. Mainc
Name: Cody W. Mainc
Title:   Vice President

URSTADT BIDDLE PROPERTIES INC. AMENDMENT NO. 1
TO AMENDED AND RESTATED CREDIT AGREEMENT
WELLS FARGO BANK, N. A.,
as Co-Syndication Agent and a Lender

By:    /s/ Robert E. Deignan
     Name: Robert E. Deignan
     Title:  Managing Director

URSTADT BIDDLE PROPERTIES INC. AMENDMENT NO. 1
TO AMENDED AND RESTATED CREDIT AGREEMENT
BANK OF MONTREAL,
as Co-Syndication Agent and a Lender
By:              /s/ Jonas Lee Robinson
Name:          Jonas Lee Robinson
Title:   Director

CONSENT

The undersigned, having executed and delivered the Subsidiary Guaranty dated as of March 30, 2021, (as in effect on the date hereof, the “Guaranty”), to the Administrative Agent, hereby consent to the Amendment No. 1 (the “Amendment”) to Amended and Restated Credit Agreement (the “Credit Agreement”) to which this Consent is attached and the other agreements referred to in the Amendment, and hereby ratify and confirm the undersigned’s continuing obligations under the Guaranty and agree that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty or reduce, impair or discharge the obligations of such Guarantor thereunder.  All references in the Guaranty to defined terms in the Credit Agreement are hereby amended in accordance with the Amendment.  Each Guarantor acknowledges and agrees that (i)  such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to the Amendment, and (ii) nothing in the Credit Agreement, the Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

GUARANTORS:
323 RAILROAD CORP.

By:     /s/ John T. Hayes
Name: John T. Hayes
Title:          Senior Vice President
POMPTON LAKES TOWNE SQUARE URBAN RENEWAL ENTITY, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer

POMPTON LAKES TOWNE SQUARE URBAN RENEWAL ENTITY II (RETAIL), LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB 970 HIGH RIDGE, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB 1031 PARKING, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB BLOOMFIELD I, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB CHESTER, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB DANBURY, INC.

By:     /s/ John T. Hayes
Name: John T. Hayes
Title:   Senior Vice President and Treasurer
UB DERBY I, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB EASTCHESTER PLAZA, LLC
BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB FAIRFIELD CENTRE, LLC
BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB FORT LEE I, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB HARRISON I, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB KATONAH, LLC
BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB LITCHFIELD, LLC
BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB NEW MILFORD, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB NM FAIRFIELD PLAZA, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB POMPTON LAKES I, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB SOMERS, INC.

By:     /s/ John T. Hayes
Name: John T. Hayes
Title:   Senior Vice President
UB STRATFORD I, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB TANGLEWOOD, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB WALDWICK I, LLC

BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer
UB YORKTOWN, LLC
BY:          Urstadt Biddle Properties Inc.
its sole member

By:     /s/ John T. Hayes
Name:          John T. Hayes
Title:	Senior Vice President and Chief Financial Officer

ANNEX A

[AMENDED CREDIT AGREEMENT]

ANNEX A TO AMENDMENT NO. 1

AMENDED AND RESTATED CREDIT AGREEMENT

by and among

URSTADT BIDDLE PROPERTIES INC.,

THE LENDERS PARTY HERETO,

AND

THE BANK OF NEW YORK MELLON
as Administrative Agent

and

BMO CAPITAL MARKETS
as Co-Syndication Agent

and

WELLS FARGO BANK, N.A.
as Co-Syndication Agent

Dated as of March 30, 2021

As amended by Amendment No. 1 dated as of January 26, 2023

THE BANK OF NEW YORK MELLON
as Sole Lead Arranger
and Bookrunner

TABLE OF CONTENTS

1.          DEFINITIONS 1
1.1.          Defined Terms. 1
1.2.          Other Definitional Provisions.~~31~~29
1.3.          Interest Rates~~; Eurodollar Notification32~~.          30
2.          AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT.~~33~~30
2.1.          Loans.~~33~~30
2.2.          Notes.~~33~~31
2.3.          Procedure for Borrowings.~~34~~31
2.4.          Termination or Reduction of Commitments.~~36~~33
2.5.          Repayment of Loans; Evidence of Debt~~36~~34
2.6.          Prepayments of the Loans.~~37~~34
2.7.          Swingline Loans.~~37~~35
2.8.          Letters of Credit.~~40~~37
2.9.          Conversions.~~44~~42
2.10.          Interest Rate and Payment Dates.~~45~~43
2.11.          ~~Eurodollar Rate~~SOFR Unavailability; Alternate Rate of Interest.~~46~~44
2.12.          Taxes; Net Payments.~~49~~47
2.13.          Illegality.~~51~~48
2.14.          Increased Costs.~~51~~49
2.15.          Indemnification for Break Funding Losses.~~52~~50
2.16.          Use of Proceeds.~~53~~51
2.17.          Capital Adequacy.~~53~~51
2.18.          Administrative Agent’s Records.~~55~~52
2.19.          Increase of the Total Commitment Amount.~~55~~52
2.20.          Extensions of the Revolving Credit Termination Date.~~56~~54
2.21.          Mitigation Obligations; Replacement of Lenders.~~57~~54
3.          FEES; PAYMENTS~~58~~55
3.1.          Fees.~~58~~55
3.2.          Payments; Application of Payments.~~59~~56
4.          REPRESENTATIONS AND WARRANTIES~~59~~57
4.1.          Existence and Power.~~59~~57
4.2.          Authority.~~60~~57
4.3.          Binding Agreement.~~60~~58
4.4.          Subsidiaries.~~60~~58
4.5.          Litigation.~~60~~58
4.6.          Required Consents.~~61~~58
4.7.          No Conflicting Agreements.~~61~~59
4.8.          Compliance with Applicable Laws.~~61~~59
4.9.          Taxes.~~62~~59
4.10.          Governmental Regulations.~~62~~60
4.11.          Federal Reserve Regulations; Use of Loan Proceeds.~~62~~60
4.12.          Plans; Multiemployer Plans.~~63~~60
4.13.          Financial Statements.~~63~~60
4.14.          Property.~~63~~61
4.15.          Environmental Matters.~~64~~61
4.16.          [Reserved].~~65~~62
4.17.          Solvency.~~65~~62
4.18.          REIT Status.~~65~~63
4.19.          Eligible Real Estate Assets.~~65~~63
4.20.          Labor Relations.~~65~~63
4.21.          Anti-Corruption Laws and Sanctions.~~66~~63
4.22.          No Misrepresentation.~~66~~64
5.          CONDITIONS TO FIRST LOANS OR LETTERS OF CREDIT~~66~~64
5.1.          Evidence of Action.~~66~~64
5.2.          This Agreement.~~67~~65
5.3.          Notes.~~67~~65
5.4.          Guaranty.~~68~~65
5.5.          Litigation.~~68~~65
5.6.          Opinions of Counsel.~~68~~66
5.7.          Fees.~~68~~66
5.8.          Fees and Expenses of Special Counsel.~~68~~66
5.9.          No Material Adverse Change.~~68~~66
6.          CONDITIONS OF LENDING - ALL LOANS~~69~~66
6.1.          Compliance.~~69~~66
6.2.          Loan Closings.~~69~~67
6.3.          Borrowing Request.~~69~~67
6.4.          Documentation and Proceedings.~~69~~67
6.5.          Required Acts and Conditions.~~70~~67
6.6.          Approval of Special Counsel.~~70~~67
6.7.          Supplemental Opinions.~~70~~67
6.8.          Other Documents.~~70~~68
7.          AFFIRMATIVE COVENANTS~~70~~68
7.1.          Financial Statements.~~70~~68
7.2.          Certificates; Other Information.~~72~~70
7.3.          Legal Existence.~~75~~73
7.4.          Taxes.~~75~~73
7.5.          Insurance.~~76~~73
7.6.          Payment of Indebtedness and Performance of Obligations.~~76~~73
7.7.          Maintenance of Property; Environmental Investigations.~~76~~74
7.8.          Observance of Legal Requirements.~~76~~74
7.9.          Inspection of Property; Books and Records; Discussions.~~77~~74
7.10.          REIT Status; Operation of Business; Company Listing~~77~~75
7.11.          Required Additional Guarantors.~~77~~75
8.          NEGATIVE COVENANTS~~78~~75
8.1.          Indebtedness~~78~~75
8.2.          Liens.~~78~~75
8.3.          Merger, Consolidation and Certain Dispositions of Property.~~78~~76
8.4.          Investments, Loans, Etc.~~79~~76
8.5.          Business Changes.~~81~~79
8.6.          Amendments to Organizational Documents.~~81~~79
8.7.          Bankruptcy Proceedings.~~81~~79
8.8.          Sale and Leaseback.~~82~~79
8.9.          Transactions with Affiliates.~~82~~79
8.10.          Use of Proceeds Limitations~~82~~79
8.11.          Total Debt Leverage Ratio~~82~~79
8.12.          Total Debt and Preferred Stock Leverage Ratio~~82~~80
8.13.          Unencumbered Asset Pool Value~~82~~80
8.14.          Secured Debt Leverage Ratio~~83~~80
8.15.          Fixed Charge Coverage Ratio.~~83~~80
8.16.          Unsecured Debt Service Coverage Ratio.~~83~~80
8.17.          Limitation on Unconsolidated Joint Ventures.~~83~~80
8.18.          Properties Comprising the Unencumbered Asset Pool.~~83~~81
9.          DEFAULT~~83~~81
9.1.          Events of Default.~~83~~81
10.          THE AGENT~~87~~84
10.1.          Appointment.~~87~~84
10.2.          Delegation of Duties.~~87~~85
10.3.          Exculpatory Provisions.~~87~~85
10.4.          Reliance by Administrative Agent.~~88~~85
10.5.          Notice of Default.~~88~~86
10.6.          Non‑Reliance on Administrative Agent and Other Lenders.~~89~~86
10.7.          Indemnification.~~89~~87
10.8.          Administrative Agent in Its Individual Capacity.~~90~~87
10.9.          Successor Administrative Agent.~~90~~87
10.10.          Defaulting Lender.~~91~~89
10.11.          Release of Subsidiary Guarantors.~~95~~92
11.          OTHER PROVISIONS.~~95~~93
11.1.          Amendments and Waivers.~~95~~93
11.2.          Notices.~~96~~94
11.3.          No Waiver; Cumulative Remedies.~~98~~95
11.4.          Survival of Representations and Warranties.~~98~~95
11.5.          Payment of Expenses and Taxes.~~98~~96
11.6.          Lending Offices.~~99~~97
11.7.          Successors and Assigns.~~100~~97
11.8.          Counterparts; Electronic Signatures.~~102~~100
11.9.          Adjustments; Set-off.~~103~~101
11.10.          Lenders’ Representations.~~104~~102
11.11.          Indemnity.~~104~~102
11.12.          Governing Law.~~105~~103
11.13.          Headings Descriptive.~~105~~103
11.14.          Severability.~~105~~103
11.15.          Integration.~~106~~103
11.16.          Consent to Jurisdiction.~~106~~103
11.17.          Service of Process.~~106~~103
11.18.          No Limitation on Service or Suit.~~106~~104
11.19.          WAIVER OF TRIAL BY JURY.~~106~~104
11.20.          Confidentiality.~~107~~104
11.21.          Damage Waiver.~~108~~105
11.22.          Patriot Act.~~108~~105
11.23.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.~~108~~106

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS:
Exhibit A          -          Form of Assignment and Assumption Agreement
Exhibit B-1          -          Form of Borrowing Request for Loans
Exhibit B-2          -          Form of Swingline Borrowing Request
Exhibit C          -          Commitment Amounts
Exhibit D          -          Form of Compliance Certificate
Exhibit E          -          Form of Subsidiary Guaranty
Exhibit F-1          -          Form of Note
Exhibit F-2          -          Form of Swingline Note
Exhibit G          -          Form of Notice of Conversion
Exhibit H-1          -          Secretary’s Certificate (Borrower)
Exhibit H-2          -          Secretary’s Certificate (Guarantors)
Exhibit I          -          Legal Opinions
Exhibit J          -          Form of Commitment Increase Supplement
Exhibit K          -          Form of Real Property Asset Review

SCHEDULES:

Schedule I          -          ~~Domestic and Eurodollar~~ Lending Offices
Schedule II          -          Initial Unencumbered Operating Properties
Schedule 4.4          -          Subsidiaries
Schedule 4.5          -          Litigation
Schedule 4.12          -          Plans
Schedule 4.19          -          List of Eligible Real Estate Assets

AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2021, by and among URSTADT BIDDLE PROPERTIES INC., a Maryland corporation (the “Borrower”), each lender party hereto or which becomes a “Lender” pursuant to the provisions of Section 11.7 (each a “Lender” and, collectively, the “Lenders”), and THE BANK OF NEW YORK MELLON, as administrative agent (in such capacity, the “Administrative Agent”).
1.	DEFINITIONS
1.1.	Defined Terms.
As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:
“ABR Advances”: the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Accountants”: PKF O’Connor Davies, a division of O’Connor Davies, LLP, or such other firm of certified public accountants selected by the Borrower and satisfactory to the Administrative Agent.
~~“~~Adjusted Daily LIBOR Rate~~”: on any day, a rate per annum, as determined by the Administrative Agent (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point), equal to the product of (i) the arithmetic mean of the offered rates for deposits in Dollars for a one-month period which appears on the LIBOR Page as of 11:00 a.m., London time, two Business Days prior to such day (or, if such day is not a Business Day, the immediately preceding Business Day), times (ii) any Statutory Reserve Rate.~~
“Adjusted Net Operating Income”: for any period, the aggregate amount of the Net Operating Income from each Eligible Real Estate Asset during such period, less the Capital Expense Reserve for such Eligible Real Estate Asset during such period.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b)  the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Advance”: an ABR Advance or a ~~Eurodollar~~SOFR Advance, as the case may be.
“Affected Advance”: as defined in Section 2.11.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote securities with 10% or more of the ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agreement”: this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
“Alternate Base Rate”: for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the Federal Funds Rate for such day plus 1/2 of 1%, and (iii) ~~the Eurodollar Rate~~Adjusted Term SOFR for a one-month tenor in effect on such day ~~for a one-month Interest Period (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that if the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Eurodollar Rate for any reason, the Alternate Base Rate shall be determined without regard to clause (iii) of the preceding sentence until the circumstances giving rise to such inability no longer exist~~plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or ~~the Eurodollar Rate~~Adjusted Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or ~~the Eurodollar Rate~~Adjusted Term SOFR, respectively.
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
~~“~~Applicable Lending Office~~”: in respect of any Lender, (A) in the case of such Lender’s ABR Advances, its Domestic Lending Office and (B) in the case of such Lender’s Eurodollar Advances, its Eurodollar Lending Office.~~
“Applicable Commitment Fee Percentage”: with respect to the Commitment Fee Payable pursuant to Section 3.1:
(i)	for any period that the average daily advanced portion of the Total Commitment Amount is less than 50% of the Total Commitment Amount, 0.250%, and
(ii)	for any period that the average daily advanced portion of the Total Commitment Amount is equal to or greater than 50% of the Total Commitment Amount, 0.150%
“Applicable Margin”: (i) with respect to the unpaid principal balance of ~~Eurodollar~~SOFR Advances, and for purposes of computing the LC Fee payable in respect of Letters of Credit pursuant to Section 3.1(b), during each period set forth in column one of the chart below, the Applicable Margin set forth in column two in such chart corresponding to such period, and (ii) with respect to the unpaid principal balance of ABR Advances, during each period set forth in column one of the chart below, the Applicable Margin set forth in column three in such chart corresponding to such period:
Period	~~Eurodollar~~Term SOFR Rate and LC Fee Applicable Margin	~~ABR~~Alternate Base Rate Applicable Margin
Any period during which the Consolidated Total Indebtedness is less than 35% of Gross Asset Value.	1.450%	0.450%
Any period during which the Consolidated Total Indebtedness is equal to or greater than 35% of Gross Asset Value but less than 45% of Gross Asset Value.	1.550%	0. 550%
Any period during which the Consolidated Total Indebtedness is equal to or greater than 45% of Gross Asset Value but less than 50% of Gross Asset Value.	1.700%	0.700%
Any period during which the Consolidated Total Indebtedness is equal to or greater than 50% of Gross Asset Value but less than 55% of Gross Asset Value.	1.900%	0.900%
Any period during which the Consolidated Total Indebtedness is equal to or greater than 55% of Gross Asset Value	2.200%	1.200%

The parties understand that the applicable interest rate and LC Fee for this indebtedness shall be determined and/or adjusted from time-to-time based upon certain financial ratios and/or other information to be provided or certified to Administrative Agent by Borrower, including the compliance certificates required by Section 7.1(f) (the “Borrower Information”).  If the Borrower Information required by the Administrative Agent to determine the applicable interest rate and LC Fee for this indebtedness is not delivered to the Administrative Agent within five (5) days after the dates required by Section 7.1, the applicable interest rate and LC Fee for this indebtedness shall, through and until the date that such Borrower Information is actually received by the Administrative Agent, be the highest percentages set forth in the chart above or, if applicable, the rate set forth in Section 2.10(b).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by Borrower) at the time it was delivered to Administrative Agent, and if the applicable interest rate calculated for any period was lower than it should have been had the correct information been timely provided, then, such interest rate for such period shall be automatically recalculated using the correct Borrower Information.  The Administrative Agent shall promptly notify Borrower in writing of any additional interest due because of such recalculation, and Borrower shall pay to the Administrative Agent, for the account of each Lender as applicable, such additional interest within five (5) business days of receipt of such written notice.  Any recalculation of interest required by this provision shall survive termination of this Agreement and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights and remedies under this Agreement.

“Assignment and Assumption Agreement”: an assignment and assumption agreement executed by an assignor and an assignee pursuant to which such assignor assigns to such assignee all or any portion of such assignor’s Notes and Commitments, substantially in the form of Exhibit A.
“Assignment Fee”: as defined in Section 11.7(b).
“Authorized Signatory”: the CEO, the president or any vice president of finance or any other duly authorized officer (acceptable to the Administrative Agent) of the Borrower.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or ~~payment period for interest calculated with reference to such Benchmark, as applicable,~~component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to ~~clause (f) of~~ Section 2.11(d).
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time ~~which~~that is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark”: initially, the ~~Eurodollar~~Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to the ~~Eurodollar~~Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (b) or clause (c) of~~ Section 2.11(a).
“Benchmark Replacement”: ~~for any Available Tenor~~with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2)~~ (a)          the sum of~~:~~  (~~a~~i) Daily Simple SOFR and (~~b~~ii) ~~the related Benchmark Replacement Adjustment~~0.10% (10 basis points); or
~~(3)~~ (b)          the sum of: (~~a~~i) the alternate benchmark rate that has been selected by the Administrative Agent ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~and the Borrower giving due consideration to (~~i~~A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for ~~U.S. dollar-denominated~~Dollar-denominated syndicated ~~or bilateral~~ credit facilities ~~at such time~~ and (~~b~~ii) the related Benchmark Replacement Adjustment~~;~~.
provided ~~that, in the case of clause (1) above, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion;~~ provided further ~~that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
If the Benchmark Replacement as determined pursuant to clause (~~1), (2~~a) or (~~3~~b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
~~“~~Benchmark Replacement Adjustment~~”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~a. the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~b. the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2) for purposes of clause (3) of the definition of~~ “Benchmark Replacement~~,”~~ Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent ~~for the applicable Corresponding Tenor~~and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S. dollar-denominated~~Dollar-denominated syndicated ~~or bilateral~~ credit facilities~~;~~ at such time.
provided ~~that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
~~“~~Benchmark Replacement Conforming Changes~~”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~
“Benchmark Replacement Date”: a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a)
~~(1)~~ in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)
~~(2)~~ in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Borrower pursuant to~~ Section 2.11(c)~~; or~~
~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)
~~(1)~~ a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)
~~(2)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)
~~(3)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period”: the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clause (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.
“Benefited Lender”: as defined in Section 11.9.
“BNY Mellon”: The Bank of New York Mellon.
“BNY Mellon Rate”: a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY Mellon from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.
“Borrower’s Interest”: for any period and with respect to an Eligible Asset owned by a DownREIT Partnership or an Eligible Unconsolidated Joint Venture Asset, the percentage of Net Operating Income from such Eligible Asset or Eligible Unconsolidated Joint Venture Asset, as the case may be, which the Borrower shall be entitled to receive for such period.
“Borrowing Date”: any Business Day specified in a Borrowing Request delivered pursuant to Section 2.3.
“Borrowing Request”: a borrowing request in the form of Exhibit B-1.
“Business Day”: ~~for all purposes other than as set forth in clause (ii) below, (i)~~ any day ~~other than~~that is not a Saturday, ~~a~~ Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which ~~commercial banks located in New York City~~banking institutions in such state are authorized or required by law ~~or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in Dollar deposits between banks may be carried on in London, England.~~to close.
“Capital Expense”: for any period, and with respect to Real Property which is an Eligible Real Estate Asset during such period, the sum of all usual and recurring capital expenditures of the Borrower and its Subsidiaries made with respect to such Eligible Real Estate Asset during such period (excluding, without limitation, expenses for expansions of such Real Property, or any ground-up construction on such Real Property).
“Capital Expense Reserve”:  during any period, an amount with respect to each Eligible Real Estate Asset equal to (i) with respect to all retail, office, industrial and self-storage properties, a per annum rate of $.10 times the total net rentable area of such Eligible Real Estate Asset, and (ii) with respect to all apartment properties, $300 per unit (whether or not such reserves are actually established by the Borrower).
“Capital Leases”: leases which have been, or under GAAP are required to be, capitalized.
“Change of Control”: the occurrence of any one of the following events:
(a)          any Person becomes the owner of the Borrower’s common Stock with the right to vote at least 20% of the total combined voting power of all classes of stock, and thereafter individuals who were not on the board of directors of the Borrower on the date of execution of this Agreement are elected as board members pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least three of the members of such board of directors of the Borrower; or
(b)          there occurs a change of control of the Borrower of a nature that would be required to be reported in response to Item 5.01 of Form 8-K pursuant to Section 13 or 15 under the Securities Exchange Act of 1934, as amended, or in any other filing by the Borrower with the Securities and Exchange Commission; or
(c)          there occurs any solicitation of proxies by or on behalf of any Person other than the directors of the Borrower and thereafter individuals who were not directors of the Borrower prior to the commencement of such solicitation are elected as directors of the Borrower pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least three of the members of such board of directors of the Borrower; or
(d)          the Borrower consolidates with, is acquired by, or merges into or with any Person, including a Subsidiary of the Borrower, where the Borrower is not the surviving entity.
“Code”: the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.
“Commitment”: in respect of any Lender, such Lender’s undertaking during the Commitment Period to make Loans, to acquire participations in Letters of Credit, and to re-fund Swingline Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding such Lender’s Commitment Amount.
“Commitment Amount”:  the amount set forth next to the name of such Lender in Exhibit C under the heading “Commitments” as such Lender’s Commitment Amount, as the same may be reduced pursuant to Section 2.4 or changed pursuant to Section 11.7.
“Commitment Fee”: as defined in Section 3.1.
“Commitment Percentage”: on any day, and as to any Lender, the quotient of (i) such Lender’s Commitment Amount on such day, divided by (ii) the Commitment Amounts of all Lenders on such day.
“Commitment Period:” the period from the Effective Date through the Revolving Credit Termination Date.
“Compliance Certificate”: a certificate substantially in the form of Exhibit D.
“Conforming Changes”: with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Debt Service”: for any period, the sum of each of the following: (i) Consolidated Interest Expense for such period, (ii) the aggregate of all scheduled principal amounts that become payable during such period in respect of Consolidated Total Indebtedness (excluding balloon payments at maturity), determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP and (iii) all payments paid or required to be paid by the Borrower or any of its Subsidiaries to holders of operating partnership units in a DownREIT Partnership during such period, determined with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA”: for any period, net income for such period of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP and before payment of any preferred stock dividends (excluding, to the extent included in determining such net income for such period, the aggregate amount of gains or losses from sales or other dispositions of real estate assets made in the ordinary course of business, and the aggregate amount of any extraordinary gains or losses and any non-recurring severance payments during such period), plus, without duplication and to the extent deducted in determining such net income, the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate amount of any taxes (other than real property taxes) paid during such period, (iii) the aggregate amount attributable to depreciation and amortization for such period (including amortization of stock compensation charges), and (iv) the aggregate amount of non-cash expenses during such period.
“Consolidated Fixed Charges”: for any period, the sum of each of the following: (i) the aggregate amount of Consolidated Debt Service during such period, and (ii) rent payments under Eligible Ground Leases to the extent not deducted from income in determining Consolidated EBITDA.
“Consolidated Interest Expense”:  for any period, the sum of (i) interest and fees accrued, accreted or paid by the Borrower and its consolidated Subsidiaries during such period in respect of Consolidated Total Indebtedness, determined on a consolidated basis in accordance with GAAP (including any thereof for which the Borrower is liable under any repayment, interest carry or performance guaranty), including (a) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (b) the amortization of all fees (including fees with respect to interest rate cap agreements or other agreements or arrangements entered into by the Borrower or any of its consolidated Subsidiaries designed to protect the Borrower or such Subsidiaries, as applicable, against fluctuations in interest rates) payable in connection with the incurrence of any Indebtedness to the extent included in interest expense in accordance with GAAP and (c) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP, and (ii) the Borrower’s pro-rata share of debt service payments made or required to be made by Unconsolidated Joint Ventures during such period.
“Consolidated Total Indebtedness”: as of any date, the aggregate principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, if not otherwise required to be reflected in the Borrower’s consolidated balance sheet (and without duplication) (i) Contingent Obligations of the Borrower and its consolidated Subsidiaries on such date, (ii) any guarantee by the Borrower of, or other obligation by the Borrower to pay, any Indebtedness of an unconsolidated Subsidiary of the Borrower or any Unconsolidated Joint Venture (to the full extent of the amount of such guaranteed Indebtedness on such date), (iii) the Borrower’s pro-rata share of Indebtedness of Unconsolidated Joint Ventures on such date, and (iv) the sum of the Exchange Values for all operating partnership units of DownREIT Partnerships outstanding on such date.
“Contingent Obligation”: as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (“Primary Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and whether arising from partnership or keep-well agreements, including, without limitation, any obligation of such Person, whether contingent or not contingent (a) to purchase any such Primary Obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain net worth, solvency or other financial statement condition of the Primary Obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (d) otherwise to assure, protect from loss or hold harmless the beneficiary of such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include the endorsement of instruments for deposit or collection in the ordinary course of business.  The term Contingent Obligation shall also include the liability of a general partner in respect of the liabilities of the partnership in which it is a general partner. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.
“Conversion Date”: the date on which a ~~Eurodollar~~SOFR Advance is converted to an ABR Advance, or the date on which an ABR Advance is converted to a ~~Eurodollar~~SOFR Advance, or the date on which a ~~Eurodollar~~SOFR Advance is converted to a new ~~Eurodollar~~SOFR Advance, all in accordance with Section 2.9.
“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Credit Party”: any of the Administrative Agent, the Lead Arranger, the Swingline Lender, the Issuing Bank, each Lender and their successors and assigns.
“Daily Simple SOFR”: for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided~~,~~  that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Default”: any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.
“Debtor Relief Laws”:  the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief ~~Laws~~laws of the United States or other applicable jurisdictions from time to time in effect.
“Defaulting Lender”:  subject to Section10.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or obligations to re-finance Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (e) has become the subject of a Bail-In Action.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 10.10(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.
“Dollars” and “$”: lawful currency of the United States of America.
~~“~~Domestic Lending Office~~”: in respect of any Lender, the Swingline Lender and the Issuing Bank, initially, the office or offices of such Lender and the Issuing Bank designated as such on~~ Schedule I~~; thereafter, such other office of such Lender, the Swingline Lender and the Issuing Bank through which it shall be making or maintaining ABR Advances, making Swingline Loans or issuing Letters of Credit, as reported by such Lender, the Swingline Lender or the Issuing Bank to the Administrative Agent and the Borrower.~~
“DownREIT Partnership”: as of the Effective Date, McLean Plaza Associates, LLC, UB Orangeburg, LLC, UB New City I, LLC, UB High Ridge, LLC and UB Dumont I, LLC and after the Effective Date, any other partnership or limited liability company hereafter created by the Borrower for the purpose of acquiring assets qualifying as “real estate assets” under Section 856(c) of the Code through the issuance of partnership or limited liability company units in such partnership or limited liability company to third parties, provided that, in the case of each such entity (including McLean Plaza Associates, LLC, UB Orangeburg, LLC, UB New City I, LLC, UB High Ridge, LLC and UB Dumont I, LLC), the Borrower or a wholly owned Subsidiary of the Borrower is the sole general partner or managing member of such partnership or limited liability company, as the case may be.  Any partnership or limited liability company created after the Effective Date must be approved by the Administrative Agent as a “DownREIT Partnership” for purposes of being included in this definition. ~~“~~Early Opt-in Election~~”: if the then-current Benchmark is the Eurodollar Rate, the occurrence of:~~
~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least ten currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Eurodollar Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country ~~which~~that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country ~~which~~that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country ~~which~~that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any ~~Person~~person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: the date on which the conditions specified in Section 5 are satisfied.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assets”:  on any date, assets which are on such date: (i) Eligible Real Estate Assets; (ii) unrestricted cash on deposit on such date in demand deposit accounts in the name of the Borrower maintained in domestic commercial banks or savings banks; (iii) unrestricted marketable securities held in the name of the Borrower having a Moody’s rating of Baa2 or better or an S&P rating of BBB or better; (iv) Eligible Mortgage Receivables; and (v) all Eligible Unconsolidated Joint Venture Assets.
“Eligible Ground Lease”:  a lease of property in which the leasehold estate of such property is (except as set forth in Section 8.13) wholly owned by the Borrower or a wholly owned Subsidiary of the Borrower and which (i) has a remaining term (inclusive of renewal options exercisable at the option of the holder of the leasehold estate) of at least 30 years, and (ii) the leasehold estate is (in the determination of the Administrative Agent) “mortgageable” in that it provides or allows for (either in the lease itself or in a separate agreement executed by the landlord):  (A) the right of the holder of such leasehold estate to mortgage the leasehold estate; (B) the right of a lender secured by a mortgage on such leasehold estate to receive notices of lessee defaults from the landlord and to have the opportunity to cure the same; and (C) recognition of the mortgagee’s interest in the leasehold estate and rights to a new lease in the event the lease is terminated for any reason.
“Eligible Mortgage Receivable”:  as of any date, payments due under a commercial mortgage owned by the Borrower, a Subsidiary of the Borrower or a DownREIT which qualifies as “real estate asset” under Section 856(c)(5)(B) of the Code as of such date, provided that on such date (i) there are no past due payments outstanding under such mortgage, and (ii) no other uncured default exists with respect to such mortgage; and “Eligible Mortgage Receivables” shall mean all such payments on such date, collectively.
“Eligible Real Estate Asset”: on any date, any Real Property which on such date is (except as set forth in Section 8.13) wholly owned by the Borrower, a Subsidiary of the Borrower or a DownREIT Partnership in fee simple or as a leasehold estate pursuant to an Eligible Ground Lease or is owned by an Eligible Unconsolidated Joint Venture Asset, and (i) which is an income-producing property in operating condition and in respect of which no material part thereof has been damaged by fire or other casualty (unless such damage has been repaired) or condemned (unless such condemnation has been restored), (ii) for which a certificate of occupancy has been issued for all currently occupied space comprising the same, (iii) which is not an Environmental Risk Property, and (iv) which is located within the 48 contiguous States of the United States of America, and “Eligible Real Estate Assets” means all such Real Property, collectively.
“Eligible Real Estate Asset Value”:  as of any date and with respect to any Eligible Real Estate Asset, the sum of (A) the quotient of (i) an amount equal to the annualized Adjusted Net Operating Income for such Eligible Real Estate Asset for the four fiscal quarters of the Borrower most recently ending as of such date (excluding Net Operating Income for any such property not owned for the entire four such fiscal quarters), divided by (ii) 6.75% and (B) the purchase price of any Eligible Real Estate Asset acquired during the four fiscal quarters of the Borrower most recently ending as of such date. For purposes of any determination of an Eligible Real Estate Asset Value, the Adjusted Net Operating Income of any Eligible Real Estate Asset owned by a DownREIT Partnership or which is an Eligible Unconsolidated Joint Venture Asset shall be based on the Borrower’s Interest in the Adjusted Net Operating Income for each such property.
“Eligible Unconsolidated Joint Venture Asset”: as of any date, each Real Property owned in fee simple on such date by an Unconsolidated Joint Venture and which otherwise satisfies the conditions of clauses (i) through (iv) of the definition of “Eligible Real Estate Asset” on such date.
“Environmental Laws”: any and all federal, state and local laws relating to the environment or the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA §9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA §6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA §2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA §1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA §7401 et seq.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA §1801 et seq. and (viii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.
“Environmental Risk Property”: any Real Property of the Borrower, a Subsidiary of the Borrower or a DownREIT Partnership in respect of which, at any time:
(i)
Hazardous Substances are (A) generated or manufactured on, transported to or from, treated at, stored at or discharged from such Real Property in violation of any Environmental Laws; (B) discharged into subsurface waters under such Real Property in violation of any Environmental Laws; or (C) discharged from such Real Property on or into property or waters (including subsurface waters) adjacent to such Real Property in violation of any Environmental Laws, and any of the foregoing events in (A), (B) or (C) has an Adverse Environmental Impact; or

(ii)
there exists with respect to such Real Property (A) a claim, demand, suit, action, proceeding, condition, report, directive, lien, violation, or non-compliance concerning any liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with: (x) any non‑compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on such Real Property or the release of any Hazardous Substance into the environment from such Real Property, or (B) any actual liability in connection with the presence of any Hazardous Substance on such Real Property or the release of any Hazardous Substance into the environment from such Real Property, and any of the foregoing events in (A) or (B) has an Adverse Environmental Impact.

For purposes of this definition, the term “Adverse Environmental Impact” shall mean any event described in clause (A), (B) or (C) of paragraph (i) above or clause (A) or (B) of paragraph (ii) above which could reasonably be expected to have a material adverse effect on (1) the value of such Real Property, (2) the marketability of such Real Property, or (3) the ability to finance or refinance such Real Property.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.
“ERISA Affiliate”: any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code, of which the Borrower is a member.
“ERISA Liabilities”: without duplication, the aggregate of all unfunded vested benefits under all Plans and all potential withdrawal liabilities under all Multiemployer Plans.
“EU Bail-In Legislation Schedule” ~~means~~: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~“~~Eurodollar Advance~~”: collectively, the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon a particular Eurodollar Rate; and “~~Eurodollar Advances~~” shall mean all such Loans (or portions thereof) in the aggregate.~~
~~“~~Eurodollar Lending Office~~”: in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on~~ Schedule I ~~(or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.~~
~~“~~Eurodollar Rate~~”: with respect to each Eurodollar Advance, and as determined by the Administrative Agent, for the Interest Period applicable to such Eurodollar Advance, the rate per annum (rounded, if necessary, to the nearest one hundred-thousandth of a percentage point), equal to the product of (i) the arithmetic mean of the offered rates for deposits in Dollars for a period comparable to such Interest Period which appear on the LIBOR Page as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period, times (ii) any Statutory Reserve Rate.  Notwithstanding the foregoing, if the Eurodollar Rate determined in accordance with this definition shall be less than zero, then for purposes of this Agreement the Eurodollar Rate shall be deemed to be zero.~~
“Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time or any other condition specified in Section 9 has been satisfied.
“Exchange Value”:  with respect to each outstanding operating partnership unit in a DownREIT Partnership, the amount, expressed in Dollars, appurtenant to such operating partnership unit, established upon the issuance of such operating partnership unit, which the holder of such operating partnership unit may on any date exchange for either (i) a number of common shares of stock of the Borrower having a market value on the applicable exchange date equal to such amount, or (ii) a cash payment. “Exchange Values” shall mean all such amounts in the aggregate.
“Excluded Taxes”: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes imposed as a result of the Administrative Agent or a Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) Taxes attributable to such failure of a Lender to comply with Section 2.12(f) and (c) any U.S. Federal withholding Taxes imposed under FATCA.
“Extended Revolving Credit Termination Date”:  March 28, 2025.
“Extension Events”:  as defined in Section 2.20.
“Facility Exposure”: with respect to any Lender at any time, the sum of the (i) aggregate outstanding principal amount of such Lender’s Loans, (ii) such Lender’s Swingline Exposure at such time, and (iii) such Lender’s LC Exposure at such time.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Funds Rate”:  for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and as published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, and (b) 0%.
“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States.
“Fees”: the Commitment Fee, the LC Fee and any other fees payable pursuant to Section 3.1.
“Fixed Charge Coverage Ratio”: as of the end of any fiscal quarter of the Borrower, the ratio of (i) Consolidated EBITDA for the four fiscal quarters of the Borrower having then ended, to (ii) Consolidated Fixed Charges for the four fiscal quarters of the Borrower having then ended.
“Floor”: ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Eurodollar Rate.~~a rate of interest equal to zero (0.00%).
“Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by the Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s obligation to re-finance has been reallocated to other Lenders.
“GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.
“Gross Asset Value”: on any date, the sum of the following amounts:
(a)          with respect to each Eligible Real Estate Asset which is not an Eligible Unconsolidated Joint Venture Asset, an amount equal to the Eligible Real Estate Asset Value of such Eligible Real Estate Asset on such date;
(b)          with respect to each Eligible Unconsolidated Joint Venture Asset, the Borrower’s pro-rata share of the Eligible Real Estate Value of such Eligible Unconsolidated Joint Venture Asset;
(c)          with respect to cash and cash equivalents which are Eligible Assets on such date, the amount of such cash on such date;
(d)          with respect to marketable securities which are Eligible Assets on such date, an amount equal to the market value of such securities on such date (but not more than 10% of Gross Asset Value on any date of determination);
(e)          the book value of construction projects owned by the Borrower or any of its consolidated Subsidiaries which are in process (including the book value for related land) and, for construction in process of any Unconsolidated Joint Ventures, the Borrower’s pro-rata share of the book value of such construction in process on such date; and
(f)          Eligible Mortgage Receivables and trade receivables of the Borrower on such date which are aged not more than 30 days, provided that (x) the tenant obligor under such trade receivable is not insolvent or subject to any bankruptcy proceedings, and (y) trade receivables shall not include any Net Operating Income used in determining Eligible Real Estate Asset Value as at such fiscal quarter end.
“Guaranty”: collectively, (i) a Subsidiary Guaranty, substantially in the form of Exhibit E executed by each of the Subsidiary Guarantors identified on Schedule 4.4 and delivered to the Administrative Agent for the benefit of the Lenders on or prior to the Effective Date, and (ii) each additional Subsidiary Guaranty substantially in the form of Exhibit E executed by each Required Additional Guarantor and delivered to the Administrative Agent for the benefit of the Lenders after the Effective Date.
“Hazardous Substance”: any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302), as such lists may be amended and/or replaced from time to time, and (ii) any substance, pollutant or material defined or designated in any Environmental Law as a “hazardous substance,” “toxic substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “pollutant,” “toxic pollutant” or words of similar import.
“Highest Lawful Rate”: with respect to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on its Note or which may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.
“Indebtedness”: as to any Person, at a particular time, all items which constitute, without duplication, (a) indebtedness for borrowed money, whether secured or unsecured (including, without limitation, any non-recourse indebtedness of such Person and the indebtedness under this Agreement and the Notes), or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account or upon the application of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual statutory Liens arising in the ordinary course of business), (f) obligations under Capital Leases, (g) Contingent Obligations and (h) ERISA Liabilities.
“Indemnified Person”: as defined in Section 11.11.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Revolving Credit Termination Date”:  March 29, 2024.
“Intellectual Property”: all copyrights, trademarks, patents, trade names and service marks.
“Interest Payment Date”: (i) as to any ABR Advance, the fifth day following the last day of each month commencing on the first such day to occur after such ABR Advance is made or any ~~Eurodollar~~SOFR Advance is converted to an ABR Advance, (ii) as to any ~~Eurodollar~~SOFR Advance, the fifth day following the last day of such Interest Period (and fifth day following the last day of each three-month period during any Interest Period that is longer than three months), and (iii) as to any Swingline Loan, the fifth day following the last day of the Swingline Interest Period with respect to such Swingline Loan.
“Interest Period”: with respect to any ~~Eurodollar~~SOFR Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such ~~Eurodollar~~SOFR Advance and ending one, ~~or~~ three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request as provided in Section 2.3 or its irrevocable notice of conversion as provided in Section 2.8, provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:
(a)          if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
(b)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
(c)          no such Interest Period shall end after the last day of the Commitment Period; ~~and~~
(d)          the Borrower shall select Interest Periods so as not to have more than 5 different Interest Periods outstanding at any one time~~.~~; and
(e)          no tenor that has been removed from this definition pursuant to Section 2.11(d) shall be available.
“Investments”: as defined in Section 8.4.
“ISDA Definitions”: the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Bank”: BNY Mellon, in its capacity as issuer of Letters of Credit.
“LC Disbursement”: a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.
“LC Fee”: as defined in Section 3.1.
“LC Sublimit”:  $10,000,000.00.
“Lead Arranger”:  The Bank of New York Mellon.
“Lending Office”: in respect of any Lender, the Swingline Lender and the Issuing Bank, initially, the office or offices of such Lender and the Issuing Bank designated as such on Schedule I; thereafter, such other office of such Lender, the Swingline Lender and the Issuing Bank through which it shall be making or maintaining Advances, making Swingline Loans or issuing Letters of Credit, as reported by such Lender, the Swingline Lender or the Issuing Bank to the Administrative Agent and the Borrower.
“Letter of Credit”: any letter of credit, and any successive renewals thereof, issued or made pursuant to this Agreement.
~~“~~LIBOR Page~~”: the applicable Bloomberg screen (or other commercially available source as designated by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) that displays the ICE Benchmark Administration Limited LIBOR Rate (or such successor thereto if the ICE Benchmark Administration Limited is no longer making such a rate available).~~
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.
“Loan” and “Loans”: As defined in Section 2.1.  All Loans shall be made in Dollars.
“Loan Documents”: collectively, this Agreement, the Notes, the Swingline Note, the Guaranty and any letter of credit documentation required pursuant to Section 2.8 in connection with the issuance of any Letter of Credit.
“Margin Stock”: any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.
“Material Adverse Change”: a material adverse change in (i) the business, assets, operations, prospects or condition, financial or otherwise, of (A) the Borrower or (B) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the rights or benefits available to any Credit Party under any Loan Document.
“Material Adverse Effect”: a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise, of (A) the Borrower or (B) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the rights or benefits available to any Credit Party under any Loan Document.
“Maturity Date”: The earlier of the Revolving Credit Termination Date or the date on which the Notes shall become due and payable, whether by acceleration or otherwise.
“Moody’s”:  Moody’s Investors Service, Inc.
“Multiemployer Plan”: a plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Net Operating Income”: for any period, and with respect to Real Property which is an Eligible Real Estate Asset during such period, an amount equal to (i) all Operating Income during such period, less (ii) all Operating Expenses during such period (as such terms are immediately hereinafter defined).
For purposes of this definition, the term “Operating Income” shall mean for any period, all fixed and percentage rents, common area maintenance charges and tax recoveries actually paid or accrued to the Borrower or a Subsidiary Guarantor during such period by tenants at properties comprising Eligible Real Estate Assets (including proceeds of rent loss or business interruption insurance (but not in excess of the actual rent otherwise payable) and excluding prepaid rents and revenues and security deposits except to the extent applied in satisfaction of tenants obligations for rent), less (i) extraordinary or non-recurring payments (including lease cancellation payments, tax refunds and condemnation awards), (ii) rents from (A) any tenant operating under bankruptcy protection unless such tenant is current in the payment of post-petition rent and the lease for such tenant has not been rejected by the trustee for such tenant’s estate in accordance with applicable bankruptcy laws, and (B) any tenant which is an Affiliate of the Borrower, and (iii) any income from service fees or property management fees in excess of 10% of the total Operating Income for such period.
For purposes of this definition, the term “Operating Expenses” shall mean for any period, all expenses actually paid or accrued during such period to own, operate, manage and maintain the Eligible Real Estate Assets, including, but not limited to taxes, assessments and the like, CAM and real estate taxes, insurance, utilities, payroll costs, administrative expense (including an appropriate allocation for legal, accounting advertising, marketing and other expenses incurred in connection with such property specifically excluding general overhead expenses of the Borrower), except that (i) if management fees for such period are less than 3% of Operating Income for such Period, then an amount equal to 3% of Operating Income for such Period shall be included in the computation of Operating Expenses, and (ii) real estate taxes, ground rent and insurance, shall be included only at their stabilized, recurring levels.
“Non-Defaulting Lender”: any Lender that is not (as determined by Administrative Agent) a Defaulting Lender.
“Note” and “Notes”: “as defined in Section 2.2(a).
“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.
“Periodic Term SOFR Determination Day”: has the meaning specified in the definition of “Term SOFR”.
“Permitted Liens”: Liens permitted to exist under clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of Section 8.2.
“Person”: an individual, a partnership, a corporation, a business trust, a limited liability company, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.
“Plan”: any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by or subject to the minimum funding standards of Title IV of ERISA, other than a Multiemployer Plan.
“Preferred Stock”:  at any time, the aggregate dollar amount of preferred stock as set forth on the balance sheet of the Borrower at such time.
“Prior Credit Agreement”: that certain Amended and Restated Credit Agreement, dated August 23, 2016, among BNY Mellon, as administrative agent, as syndication agent, BMO Capital Markets and Wells Fargo Bank, N.A., as Co-Syndication Agents, and the lenders who are parties thereto, as the same has been amended.
“Property”: all types of real, personal, tangible, intangible or mixed property.
“Real Property”: all real Property, and all interests in real Property, owned, leased or held by the Borrower or any Subsidiary of the Borrower.
~~“~~Reference Time~~”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Eurodollar Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the Eurodollar Rate, the time determined by the Administrative Agent in its reasonable discretion.~~
“REIT”:  a Person qualifying as a real estate investment trust under Sections 856-859 of the Code and the regulations and rulings of the Internal Revenue Service issued thereunder.
“Relevant Governmental Body”: the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board or the Federal Reserve Bank of New York, or any successor thereto.
“Rent Roll”:  a schedule prepared by the Borrower from time to time identifying (i) the Real Property owned by the Borrower or its Subsidiaries and stating whether such items of Real Property are Eligible Real Estate Assets at such time, (ii) the annual base rent payable under each lease of Real Property owned by the Borrower or any of its Subsidiaries, (iii) the commencement and termination dates of the term of each such lease, (iv) any renewal options with respect to such lease, (v) the net rentable area of the space demised under each such lease, and (vi) such other information as the Administrative Agent may reasonably require.
“Required Additional Guarantors”: any Subsidiary required to execute and deliver a Guaranty pursuant to Section 7.11.
“Required Lenders”: (i) if no Loans are outstanding at such time, Lenders (other than Defaulting Lenders) having Commitments equal to at least 51% of the Commitments of all Lenders at such time; and (ii) if Loans are outstanding at such time, Lenders (other than Defaulting Lenders) holding Notes having an unpaid principal balance equal to at least 51% of the aggregate Loans then outstanding, provided that at any time that there is more than one Lender, Required Lenders shall be at least two Lenders.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Credit Termination Date”:  the Initial Revolving Credit Termination Date, or in accordance with Section 2.20, if the Extension Events have been satisfied, the Extended Revolving Credit Termination Date.
“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50 percent or more in the aggregate by one or more Persons described in the foregoing clauses (a) or (b).
“Sanctions”: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.
“Secured Debt”:  the portion of Consolidated Total Indebtedness consisting of borrowed money or the deferred purchase price of real property (including any guaranties thereof) that is secured by a lien on real property, including the Borrower’s pro-rata share of such indebtedness (or guaranties thereof) of Unconsolidated Joint Ventures.
“SOFR”: ~~with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.
“SOFR Advance”: collectively, the Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon Adjusted Term SOFR; and “SOFR Advances” shall mean all such Loans (or portions thereof) in the aggregate.
“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
~~“~~SOFR Administrator’s Website~~”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
“Special Counsel”: Emmet, Marvin & Martin, LLP, special counsel to BNY Mellon.
“S&P”:  Standard & Poor’s Ratings Group.
~~“~~Statutory Reserve Rate~~”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one~~ minus ~~the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve Board to which BNY Mellon is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~
“Stock”: any and all shares, rights, interests, participations, warrants, depositary receipts or other equivalents (however designated) of corporate stock, including, without limitation, so-called “phantom stock,” preferred stock and common stock.
“Subsidiary”: as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share, either directly or indirectly through an entity described in clause (i) above, in more than 50% of the profits and losses, however determined or (iii) in respect of such entity, exercises management control resulting in consolidation of that entity with such Person for financial reporting purposes.
“Subsidiary Guarantor”: Each Subsidiary of the Borrower listed on Schedule 4.4 and designated thereon as a Subsidiary Guarantor, each Required Additional Guarantor, and their successors and assigns; and “Subsidiary Guarantors” shall mean all such guarantors, collectively.
“Swingline Amount”: $5,000,000.
“Swingline Borrowing Request”: a borrowing request in the form of Exhibit B-2.
“Swingline Exposure”: at any time, the aggregate outstanding Swingline Loans at such time.  The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total of all Swingline Loans outstanding at such time.
“Swingline Interest Period”:  with respect to each Swingline Loan, a period commencing and ending on a Business Day and not to exceed seven days in the aggregate.
“Swingline Lender”:  The Bank of New York Mellon, its successors and assigns.
“Swingline Loan” and “Swingline Loans”:  as defined in Section 2.7(a).
“Swingline Note”: as defined in Section 2.7(a).
“Taxes”: any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority.
“Term SOFR”:
(a)          for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)          for any calculation with respect to an ABR Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.
“Term SOFR Adjustment”: means, for any calculation with respect to an ABR Advance or a SOFR Advance, a percentage per annum as set forth below for the applicable type of such Loan and (if applicable) Interest Period therefor:
ABR Advances:
0.10%

SOFR Advances:

Interest Period	Percentage
One month	0.10%
Three-month	0.10%
Six month	0.10%

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR~~”: for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate”: the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.
~~“~~Term SOFR Notice~~”: a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~
~~“~~Term SOFR Transition Event~~”: the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Lenders and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with~~ Section 2.11 ~~that is not Term SOFR.~~
“Total Commitment Amount”:  on any day during the Commitment Period, the sum of the Commitment Amounts of all Lenders on such day.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Joint Venture”:  any partnership, limited liability company, corporation or joint venture in which the Borrower or any of its Subsidiaries has a direct or indirect interest or investment and which, in accordance with GAAP, is not consolidated with the Borrower for financial reporting purposes.
“Unencumbered Asset”: an Eligible Real Estate Asset which at any time (i) is (except as set forth in Section 8.13) wholly owned in fee simple by the Borrower or by a wholly owned Subsidiary of the Borrower, or (except as set forth in Section 8.13) the Borrower or a wholly owned Subsidiary of the Borrower is the holder of the leasehold estate with respect to such Eligible Real Estate Asset pursuant to an Eligible Ground Lease, (ii) is a retail shopping center (including a self-storage facility located within a retail shopping center) or is a property or integrated collection of properties in the same geographic area of which 80% of the space is leased for trade or retail purposes, (iii) is free and clear of all Liens (other than Permitted Liens), and (iv) has, to the best of the Borrower’s knowledge, no title, survey, environmental or other defect which could reasonably be expected to materially and adversely affect the value, use or marketability thereof; and “Unencumbered Assets” mean all such Unencumbered Assets, collectively.
“Unencumbered Asset Pool”:  a pool of Unencumbered Assets having the following characteristics:  (i) such pool must be comprised of all (and in no event less than 10) Unencumbered Assets; (ii) the gross leasaeble area of all such Unencumbered Assets (excluding gross leaseable area undergoing redevelopment) is at least 80% leased by tenants who have accepted the property and are paying rent in accordance with the terms of their leases; (iii) the stabilized Eligible Real Estate Asset Value of any single Unencumbered Asset in such pool may equal up to (but will not be given value in excess of) 17.5% of the total stabilized Eligible Real Estate Asset Value of all Unencumbered Assets in such pool; (iv) the total stabilized Eligible Real Estate Asset Value of any three Unencumbered Assets in such pool may equal up to (but will not be given value in excess of) 50.0% of the total stabilized Eligible Real Estate Asset Value of all Unencumbered Assets in such pool; (v) the total stabilized Eligible Real Estate Asset Value of any Unencumbered Assets in such pool that are subject to an Eligible Ground Lease may equal up to (but will not be given value in excess of) 15.0% of the total stabilized Eligible Real Estate Asset Value of all Unencumbered Assets in such pool; (vi) the total stabilized Eligible Real Estate Asset Value of any Unencumbered Assets in such pool owned by an entity in which Borrower has a direct or indirect ownership interest (but which is not wholly owned by Borrower or wholly owned by wholly owned Subsidiary of Borrower), and which is controlled by Borrower, and which otherwise satisfies the requirements for an Unencumbered Asset, may (to the extent of Borrower’s interest therein) equal up to (but will not be given value in excess of) 15.0% of the total stabilized Eligible Real Estate Asset Value of all Unencumbered Assets in such pool; and (vii) the rent payable by any one tenant of an Unencumbered Asset is such pool may equal up to (but will not be given value in excess of) 10% of the Net Operating Income of all Unencumbered Assets in such pool.  The Unencumbered Asset Pool shall initially be as set forth on Schedule II.  The Borrower may designate that one or more Unencumbered Assets be added to or removed from the Unencumbered Asset Pool (provided that no Default then exists) in a notice to the Administrative Agent and the Lenders, provided that after giving effect to such designation, no Default would exist, and provided further that such designations may not be made more often than once in each calendar month.  Any such designation notice shall clearly identify the Unencumbered Assets being added or removed and the effective date of such addition or removal, and shall re-state all the Unencumbered Assets then included in such pool. Upon any change to the assets comprising the schedule of Unencumbered Assets the Administrative Agent shall distribute to each Lender and the Borrower a revised Schedule II.
“Unsecured Indebtedness”:  at any time, the portion of Consolidated Total Indebtedness at such time that is not secured by any Property or other assets of the Borrower or any of its consolidated Subsidiaries.
“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.	Other Definitional Provisions.
(a)          All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate, opinion  or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.
(b)          As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
(c)          The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, schedule and exhibit references contained herein shall refer to Sections hereof or schedules or exhibits hereto unless otherwise expressly provided herein.
(d)          The word “or” shall not be exclusive; “may not” is prohibitive and not permissive.
(e)          Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.
(f)          Unless specifically provided in a Loan Document to the contrary, references to time shall refer to New York City time.
1.3.	Interest Rates; Eurodollar Notification.
~~The interest rate on Eurodollar Advances is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  On March 5, 2021, the U.K. Financial Conduct Authority (“~~FCA~~”) publicly announced that:  immediately after December 31, 2021, the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored.  There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published.  Each party to this agreement should consult its own advisors to stay informed of any such developments.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.  Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election,~~ Section 2.11(b) ~~and~~ (c) ~~provide the mechanism for determining an alternative rate of interest.  The Administrative Agent will promptly notify the Borrower, pursuant to~~ Section 2.11(e)~~, in advance of any change to the reference rate upon which the interest rate on Eurodollar Rate is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to~~ Sections 2.11(b) ~~or~~ (c)~~, whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to~~ Section 2.11(d)~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to~~ Section 2.11~~, will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~
The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.	AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT.
2.1.	Loans.
(a)          Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a “Loan” and, as the context may require, collectively with all Loans of such Lender and with the Loans of all other Lenders, the “Loans”) to the Borrower from time to time during the Commitment Period, in an aggregate principal amount such that at any one time the Facility Exposure of such Lender shall not exceed such Lender’s Commitment Amount.  At no time shall (i) the sum of (A) the aggregate outstanding principal amount of the Loans of all Lenders, (B) the aggregate Swingline Exposure, and (C) the aggregate LC Exposure, exceed the Total Commitment Amount, (ii) the face amount of all issued and outstanding Letters of Credit exceed the LC Sublimit, or (iii) the outstanding Swingline Loans exceed the Swingline Amount.  During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitments, all in accordance with the terms and conditions of this Agreement.  Subject to the provisions of Sections 2.3 and 2.8, Loans may be (a) ABR Advances, (b) ~~Eurodollar~~SOFR Advances, or (c) any combination thereof.
(b)          ~~This Agreement amends and restates in its entirety all of the terms of the Prior Credit Agreement.  On the Effective Date the Loans under the Prior Credit Agreement shall be deemed to be Loans under and as defined in this Agreement and shall maintain their respective status as Eurodollar Advances, ABR Advances or Swing Line Loans, as the case may be, as under the Prior Credit Agreement.~~[Reserved].
2.2.	Notes.
(a)          Notes.          The Loans of each Lender and each Lender’s LC Exposure shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit F, with appropriate insertions therein as to date and principal amount (each, as endorsed or modified from time to time, a “Note” and, collectively with the Notes of all other Lenders, the “Notes”), payable to the order of such Lender for the account of its ~~Applicable~~ Lending Office and representing the obligation of the Borrower to pay the lesser of (a) the Commitment Amount of such Lender and (b) the aggregate unpaid principal balance of all Loans of such Lender and such Lender’s share of the LC Disbursements, plus interest and other amounts owing to the Lenders under the Loan Documents.
(b)          The Notes Generally.          Each Note shall bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.10 and shall be stated to mature on the Maturity Date.  The following information shall be recorded by each Lender on its books and, prior to any transfer of any such Notes, endorsed by such Lender on the schedule attached thereto or any continuation thereof: (i) the date and amount of each Loan; (ii) its character as an ABR Advance, a ~~Eurodollar~~SOFR Advance or a combination thereof; (iii) the interest rate and Interest Period applicable to ~~Eurodollar~~SOFR Advances; and (iv) each payment and prepayment of the principal thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Loan Documents.
2.3.	Procedure for Borrowings.
(a)          Borrowing Requests. Subject to the limitations set forth in Sections 2.1 and 2.3(b), the Borrower may borrow under the Commitments on any Business Day during the Commitment Period by providing notice thereof to the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~SOFR Advance, not later than 11:00 A.M., New York City time, three U.S. Government Securities Business Days before the date of the proposed borrowing, or (b) in the case of an ABR Advance, not later than 11:00 A.M., New York City time, one Business Day before the date of such proposed advance. Each such telephonic borrowing request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic request and each written Borrowing Request shall specify the following information:  (i) the aggregate amount of the requested borrowing of Loans; (ii) the date of such borrowing of Loans, which shall be a Business Day; (iii) whether the requested Loan is to be an ABR Advance or a ~~Eurodollar~~SOFR Advance; (iv) in the case of a ~~Eurodollar~~SOFR Advance, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and (v) the location and number of the Borrower’s account to which funds are to be disbursed (such account being subject to the provisions of Section 2.3(c)).
(b)          Limits on Advances.  Each borrowing of (i) ABR Advances shall be in a minimum aggregate principal amount equal to $100,000 or such amount plus a whole multiple of $10,000 in excess thereof, and (ii) ~~Eurodollar~~SOFR Advances shall be in an aggregate principal amount equal to $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.
(c)          Funding of the Loans.  Upon receipt of each notice of borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender of the contents thereof.  Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each borrowing of Loans pursuant to this Section available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in Section 11.2 not later than 12:30 P.M. on the relevant Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent at such office.  The amounts so made available to the Administrative Agent on the Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent, provided that (i) Loans made to re-fund Swingline Loans as provided in Section 2.7 shall be remitted by the Administrative Agent to the Swingline Lender, and (ii) Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.8 shall be remitted by the Administrative Agent to the Issuing Bank.
(d)          Effect of Incomplete Borrowing Request.  If no election is made as to whether the Loans shall be ABR Advances or ~~Eurodollar~~SOFR Advances, then the requested Loans shall be an ABR Advance. If no Interest Period is specified with respect to any requested borrowing of ~~Eurodollar~~SOFR Advances, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(e)          Administrative Agent’s Assumption. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by telecopy or other writing) that such Lender will not make available to the Administrative Agent such Lender’s pro rata share of the Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the relevant Borrowing Date in accordance with this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount.  If and to the extent such Lender shall not have so made such pro rata share available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.10 for ABR Advances or ~~Eurodollar~~SOFR Advances, as set forth in the applicable Borrowing Request, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Administrative Agent).  Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender.  If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of the Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans, but without prejudice to the Borrower’s rights against such Lender.
(f)          Defaulting Lender; New Swingline Loans/Letters of Credit.  Notwithstanding any provision hereof to the contrary (including Section 2.7 and 2.8), so long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.4.	Termination or Reduction of Commitments.
(a)          Voluntary Reductions.  The Borrower shall have the right, upon at least three Business Days’ prior written notice to the Administrative Agent, at any time to terminate the Commitments or from time to time to permanently reduce the Commitments, provided that the total of the Commitments shall not be reduced below an amount equal to the sum of (i) the aggregate principal balance of the Loans then outstanding thereunder, (ii) the then current Swingline Exposure and (iii) the then current LC Exposure (in each case after giving effect to any contemporaneous prepayment of Loans), and provided further that any such reduction of the Commitments shall be for a minimum of $1,000,000 and if more, in integral multiples of $500,000.
(b)          In General.  Reductions of the Commitments shall be applied pro rata according to the Commitments of each Lender, as the case may be.  Simultaneously with each reduction of the Commitments under this Section, the Borrower shall pay the Commitment Fee accrued (but not yet paid) on the amount by which the Commitments have been reduced and prepay the Loans outstanding thereunder by the amount, if any, by which the aggregate unpaid principal balance of such Loans exceeds the amount of the Commitments, as so reduced.  If any prepayment is made under this Section with respect to any ~~Eurodollar~~SOFR Advances, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.15. No reduction or termination of the Commitments may be reinstated.
2.5.	Repayment of Loans; Evidence of Debt
(a)          Agreement to Pay.  The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the principal amount of each Loan outstanding on the Maturity Date.  Swingline Loans shall be paid pursuant to Section 2.7.  LC Disbursements shall be paid pursuant to Section 2.8.
(b)          Lenders’ Accounts.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)          Administrative Agent’s Accounts.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan, Swingline Loan and LC Disbursement made hereunder, the type of Advance thereof and the Interest Period applicable thereto (and in the case of Swingline Loans, the Swingline Interest Period and the negotiated rate applicable to each Swingline Loan), (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender or the Swingline Lender hereunder and (iii) the amount of any other sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)          Entries Made in Accounts.  The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall, to the extent not inconsistent with any entries made in any Note and absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender, the Swingline Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans, the Swingline Loans or any LC Disbursement in accordance with the terms of this Agreement.
(e)          Loans Evidenced by Notes.  The Loans and interest thereon shall at all times be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.
2.6.	Prepayments of the Loans.
(a)          Voluntary Prepayments. The Borrower may, at its option, prepay the ABR Advances, Swing Line Loans and ~~Eurodollar~~SOFR Advances, in whole or in part on any Business Day, without premium or penalty (other than any indemnification amounts, as provided for in Section 2.15) from time to time by notifying the Administrative Agent in writing not later than 11:00 AM on the date of such prepayment in the case of Loans consisting of ABR Advances or Swing Line Loans and at least three U.S. Government Securities Business Days prior to the proposed prepayment date in the case of Loans consisting of ~~Eurodollar~~SOFR Advances, specifying the Loans to be prepaid consisting of ABR Advances, Swing Line Loans, ~~Eurodollar~~SOFR Advances or a combination thereof, the amount to be prepaid and the date of prepayment.  Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender in respect thereof.  Prepayments of ~~Eurodollar~~SOFR Advances shall be in an aggregate minimum principal amount of $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof, and prepayments of ABR Advances or Swing Line Loans shall be in integral multiples of $100,000, provided that if the outstanding Loans are less than the applicable minimum prepayment amount, prepayment of the Loans shall be the outstanding principal balance thereof.
(b)          In General. If any prepayment is made in respect of any ~~Eurodollar~~SOFR Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.15.
2.7.	Swingline Loans.
(a)          Swingline Loans.  Subject to the terms and conditions hereof, the Swingline Lender, in its sole discretion, may make loans (each a “Swingline Loan” and collectively, the “Swingline Loans”) to the Borrower from time to time during the Commitment Period, provided, however, that at no time shall the Swingline Lender make a Swingline Loan if, immediately after giving effect to such Swingline Loan, (i) the aggregate outstanding principal amount of all Swingline Loans would exceed the Swingline Amount, or (ii) the sum of (A) the aggregate outstanding principal amount of all Swingline Loans, (B) the aggregate outstanding principal amount of all Loans, and (C) the aggregate LC Exposure would exceed the Total Commitment Amount.  The Swingline Loans of the Swingline Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit F-2, with appropriate insertions therein as to date and principal amount (as endorsed or modified from time to time, the “Swingline Note”), payable to the order of the Swingline Lender for the account of its ~~Applicable~~ Lending Office and representing the obligation of the Borrower to pay the Swingline Loans, plus interest and other amounts owing to the Swingline Lender under the Loan Documents.  The Swingline Note shall bear interest from the date thereof on the unpaid principal balance of the Swingline Loans outstanding from time to time at the applicable interest rate or rates per annum determined as provided in Section 2.7(c) and shall be stated to mature on the Maturity Date.  The Swingline Lender shall record the following information on its books and records and provide to the Administrative Agent: (i) the date and amount of each Swingline Loan; (ii) the Swingline Interest Period interest rate applicable to each Swingline Loan, and (iii) each payment and prepayment of the principal thereof; provided that the failure of the Swingline Lender to make any such recordation shall not affect the obligations of the Borrower to make payment when due of any amount owing under the Loan Documents. Each Swingline Loan shall be in an aggregate principal amount equal to $100,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the unused Swingline Amount.
(b)          Swingline Borrowing Requests. The Borrower may request a Swingline Loan advance on any Business Day during the Commitment Period by providing notice thereof to the Swingline Lender and the Administrative Agent of such request by telephone not later than 1:30 P.M., New York City time, on day of such proposed advance. Each such telephonic borrowing request shall be confirmed promptly by hand delivery or telecopy to the Swingline Lender and the Administrative Agent of a written Swingline Borrowing Request signed by the Borrower. Each such telephonic request and each written Swingline Borrowing Request shall specify the following information:  (i) the aggregate amount of the requested Swingline Loan; (ii) the date such Swingline is to be made, which shall be a Business Day; (iii) the interest rate which the Borrower requests be applicable to such Swingline Loan, and (v) the location and number of the Borrower’s account to which funds are to be disbursed.  Upon the acceptance of such Swingline Borrowing Request (the Swingline Lender being under no obligation to make any such requested Swingline Loan), such acceptance to be evidenced by the Swingline Lender’s written acceptance of the Swingline Borrowing Request, the Swingline Lender shall notify the Administrative Agent of its acceptance of the Swingline Borrowing Request and shall make the Swingline Loan available to the Administrative Agent prior to 2:30 P.M, New York City time, on such Borrowing Date.  The Administrative Agent shall disburse the Swingline Loan to the Borrower in accordance with the Swingline Borrowing Request of such Swingline Loan prior to 4:00 P.M. on such Business Day.
(c)          Swingline Interest and Payments.  The interest rate for the Swingline Interest Period applicable to each Swingline Loan shall be a rate negotiated between the Swingline Lender and the Borrower and shall be set forth in the applicable Swingline Borrowing Request signed by the Borrower and the Bank or such other acknowledgment as the Swingline Lender and the Borrower shall agree.  Each Swingline Loan shall be paid by the Borrower or re-funded by the Lenders in accordance with Section 2.7(d) on the last day of the Swingline Interest Period appurtenant to such Swingline Loan.  All accrued and unpaid interest on each Swingline Loan shall be due and payable in full on the Interest Payment Date for such Swingline Loan.
(d)          Swing Line Re-Funding.  By no later than 11:00 a.m., on (i) the last day of each Swingline Interest Period, or (ii) any Business Day immediately succeeding any day upon which the Swingline Lender shall so demand, the Administrative Agent shall notify each Lender of the aggregate outstanding principal balance of the Swingline Loans then due and payable (the “Swingline Obligations”) and, subject only to its receipt of such notice and regardless of whether any Default shall have occurred and be continuing, whether the Commitments shall have been reduced or terminated or any other matter whatsoever, each Lender agrees, absolutely and unconditionally, (i) to make a Loan in an amount equal to its Commitment Percentage of such Swingline Obligations, and (ii) to make the amount of such Loan available to the Administrative Agent for the account of the Borrower at the ~~Applicable~~ Lending Office of the Swingline Lender not later than 1:00 p.m., on such Business Day, in funds immediately available to the Administrative Agent at such office.  The funds so made available to the Administrative Agent on such Business Day in respect of such Loans will then be disbursed by the Administrative Agent directly to the Swingline Lender as payment of the Swingline Obligations.  Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Swingline Lender, in its capacity as a Lender hereunder, shall be required to fund its Commitment Percentage of any Loan for re-funding of Swingline Obligations under this Section 2.7(d), the Swingline Lender and the Administrative Agent shall net out the funding thereof against the payments to be received by the Swingline Lender in respect of such re-funding.
(e)          Prepayments of Swingline Loans.  The Borrower may prepay any Swingline Loan on one Business Days’ prior notice to the Swingline Lender without interest or penalty, but subject to the payment of any funding losses incurred by the Swingline Lender by reason of such early repayment, as determined by the Swingline Lender.  A statement setting forth the Swingline Lender’s calculation of any such funding loss shall be conclusive absent manifest error.  Each such prepayment must be in the minimum amount of $100,000 plus integral multiples of $100,000 in excess thereof.
(f)          Indemnification of Swingline Lender.  The Lenders agree to reimburse and indemnify the Swingline Lender ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of or in connection with the Swingline Loan facility, except in respect of losses, liabilities or other obligations suffered by the Swingline Lender resulting from its own gross negligence or willful misconduct.  If a Lender does not make available to the Swingline Lender when due such Lender’s Commitment Percentage of any such loss, liability, judgment, cost or expense, such Lender shall be required to pay on demand interest thereon for the account of the Swingline Lender at a rate of interest per annum equal to the Federal Funds Rate from the date such Lender’s payment is due until the date such payment is received by the Swingline Lender.
(g)          Knowledge of a Default.  The Swingline Lender shall not make a Swingline Loan if on the day such Swingline Loan is requested by the Borrower the Swingline Lender has actual knowledge of the existence of a Default.
2.8.	Letters of Credit.
(a)          General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Effective Date to the tenth Business Day prior to the Revolving Credit Termination Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)          Notice of Issuance; Amendment; Certain Conditions. To request the issuance of a Letter of Credit, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance) a notice requesting the issuance of a Letter of Credit and specifying the date of issuance (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit.  If requested by the Issuing Bank, the Borrower shall complete a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance (i) the LC Exposure shall not exceed the LC Sublimit, and (ii) the total Facility Exposure shall not exceed the Total Commitment Amount.  Any Letter of Credit issued may, at the request of the Borrower and with the consent of the Letter of Credit Issuer and the Administrative Agent, be amended, renewed or extended, provided that no Default then exists and that after giving effect thereto, such Letter of Credit (if the same had been issued at such time) would comply with all requirements of this Section.
(c)          Expiration Date. Each Letter of Credit must expire no later than one year from the issuance thereof, provided that with respect to any Letter of Credit which has an expiry date after the Revolving Credit Termination Date, the Borrower shall, not later than 30 days prior to the Revolving Credit Termination Date, deposit with the Administrative Agent cash in an amount equal to the face amount of such Letter of Credit.  In the event that the Borrower shall fail to make any such deposit on the date specified in accordance with this Section 2.8(c), each Lender shall be absolutely and irrevocably obligated, at the direction of the Administrative Agent (who shall give such direction at the request of the Issuing Bank), to make a Loan in an amount equal to its Commitment Percentage of such deposit amount, which the Lenders shall make notwithstanding the existence of a Default or any failure of the Borrower to satisfy any requirement for entitlement to such Loan.  The obligation of the Borrower to reimburse drawings under any Letter of Credit shall survive the termination of the Commitments, the maturity of the Loans (by acceleration or otherwise) and any other event which otherwise would constitute a termination of this Agreement.  Each Lender acknowledges and agrees that its obligation to make such Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of any of the Commitments, and that each such Loan shall be made without any offset, abatement, withholding or reduction whatsoever.  All deposits, and any Loans made upon the Borrower’s failure to make such deposits, shall be held by the Administrative Agent in a restricted account at the Administrative Agent for the benefit of the Issuing Bank and the Lenders to secure any drawings under the Letter of Credit not reimbursed by the Borrower in accordance with Section 2(e).
(d)          Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of any of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that no Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.
(e)          Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice.  If the Borrower fails to make such payment under this paragraph when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Commitment Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.3 (and Section 2.3 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of a Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)          Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) in the absence of the Issuing Bank’s gross negligence or willful misconduct, payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. The Lenders and the Administrative Agent shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)          Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)          Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Advances; provided that, if the Borrower fails to reimburse such LC Disbursement for more than two Business Days after the same is due pursuant to paragraph (e) of this Section, then interest shall accrue at the rate provided for in Section 2.10(b). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)          Cash Collateralization. If any Event of Default shall occur and be continuing, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure with respect to Letters of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraphs (h) or (i) of Section 9.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured.
2.9.	Conversions.
(a)          Conversion Elections.  The Borrower may elect from time to time to convert ~~Eurodollar~~SOFR Advances to ABR Advances by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election, specifying the amount to be so converted, provided, that any such conversion of ~~Eurodollar~~SOFR Advances shall only be made on the last day of the Interest Period applicable thereto.  In addition, the Borrower may elect from time to time to convert ABR Advances to ~~Eurodollar~~SOFR Advances or to convert ~~Eurodollar~~SOFR Advances to new ~~Eurodollar~~SOFR Advances by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to ~~Eurodollar~~SOFR Advances shall only be made on a Business Day and any such conversion of ~~Eurodollar~~SOFR Advances to new ~~Eurodollar~~SOFR Advances shall only be made on the last day of the Interest Period applicable to the ~~Eurodollar~~SOFR Advances which are to be converted to such new ~~Eurodollar~~SOFR Advances.  Each such notice shall be in the form of Exhibit G and must be delivered to the Administrative Agent prior to 11:00 a.m. on the Business Day required by this Section for the delivery of such notices to the Administrative Agent.   The Administrative Agent shall promptly provide the Lenders with notice of any such election.  ABR Advances and ~~Eurodollar~~SOFR Advances may be converted pursuant to this Section in whole or in part, provided that conversions of ABR Advances to ~~Eurodollar~~SOFR Advances, or ~~Eurodollar~~SOFR Advances to new ~~Eurodollar~~SOFR Advances, shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.
(b)          Effect on Conversions if an Event of Default.  Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a ~~Eurodollar~~SOFR Advance, and no ~~Eurodollar~~SOFR Advance may be converted to a new ~~Eurodollar~~SOFR Advance, if a Default has occurred and is continuing either (i) at the time the Borrower shall notify the Administrative Agent of its election to convert or (ii) on the requested Conversion Date.  In such event, such ABR Advance shall be automatically continued as an ABR Advance or such ~~Eurodollar~~SOFR Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such ~~Eurodollar~~SOFR Advance.  If an Event of Default shall have occurred and be continuing, the Administrative Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding ~~Eurodollar~~SOFR Advances shall be automatically converted to ABR Advances, in which event such ~~Eurodollar~~SOFR Advances shall be automatically converted to ABR Advances on the date such notice is given.
(c)          Failure to Convert; Effect of Incomplete Conversion Request.  If no conversion of an ABR Advance to a ~~Eurodollar~~SOFR Advance, or a ~~Eurodollar~~SOFR Advance to a new ~~Eurodollar~~SOFR Advance, is requested pursuant to Section 2.9(a), then the Loan or part thereof that is the subject of such Advance shall (i) in the case of such an ABR Advance, continue as an ABR Advance, and (ii) in the case of such a ~~Eurodollar~~SOFR Advance, be deemed converted to an ABR Advance as of the last day of the Interest Period with respect to such ~~Eurodollar~~SOFR Advance. If, with respect to a ~~Eurodollar~~SOFR Advance conversion requested pursuant to Section 2.9(a), no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)          Conversion not a Borrowing.  Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance or ~~Eurodollar~~SOFR Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Section 4, 5 or 6).
2.10.	Interest Rate and Payment Dates.
(a)          Prior to Maturity. Except as otherwise provided in Section 2.10(b), prior to the Maturity Date, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:
ADVANCES	RATE
Each ABR Advance	Alternate Base Rate plus the Applicable Margin.
Each ~~Eurodollar~~SOFR Advance	~~Eurodollar Rate~~Adjusted Term SOFR plus the Applicable Margin.
(b)          Event of Default. After the occurrence and during the continuance of an Event of Default, the outstanding principal balance of the Loans and any overdue interest or other amount payable under the Loan Documents shall bear interest, whether before or after the entry of any judgment thereon, at a rate per annum equal to the Alternate Base Rate plus 4%.
(c)          Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~SOFR Advance prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)          General. Interest shall be calculated (i) on the basis of a 360‑day year with respect to ~~LIBOR~~SOFR Advances and Swingline Loans, and (ii) on the basis of a 365-day year with respect to ABR Advances, in each case for the actual number of days elapsed.  Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change shall become effective.  The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Alternate Base Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required.  Each determination of the Alternate Base Rate or ~~a Eurodollar Rate~~Adjusted Term SOFR by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Borrower and the Lenders absent manifest error.  At no time shall the interest rate payable on the Loans of any Lender, together with all Fees and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate.  If interest payable to a Lender on any date would exceed the maximum amount permitted by the Highest Lawful Rate, such interest payment shall automatically be reduced to such maximum permitted amount.  Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans.  The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Mellon Rate, the BNY Mellon Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Mellon Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.
2.11.	Eurodollar RateSOFR Unavailability; Alternate Rate of Interest.
(a)          Subject to clauses (b), (c), (d), (e), and (f) ~~and (g)~~ of this Section 2.11, if prior to the commencement of the applicable Interest Period for any ~~Eurodollar~~SOFR Advance:
(i)
          ~~(A)~~the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that ~~adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period;~~“Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)
the Required Lenders determine that for any reason in connection with any request for a SOFR Advance or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances or to convert ABR Advances to SOFR Advances, shall be suspended (to the extent of the affected SOFR Advances or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Advances in the amount specified therein and (ii) any outstanding affected SOFR Advances will be deemed to have been converted into ABR Advances at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section [2.16]. Subject to clauses (b), (c), (d), (e), and (f) of this Section 2.11, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Advances shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.
~~(B)~~	~~Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period; or~~
~~(C)~~	~~the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Advance based on the Eurodollar Rate for such Interest Period;~~
~~then the Administrative Agent shall give notice thereof to the Borrower and the Lenders as promptly as practicable thereafter.   Until such relevant notice has been withdrawn by the Administrative Agent, (i) any Eurodollar Advances requested to be made on the first day of such Interest Period shall be made as ABR Advances, (ii) any ABR Advances that were to have been converted on the first day of such Interest Period to Eurodollar Advances shall be continued as ABR Advances, (iii) any outstanding Eurodollar Advances shall be converted, on the last day of the then-current Interest Period, to ABR Advances and (iv) no further Eurodollar Advances shall be made or continued as such, nor shall the Borrower have the right to convert ABR Advances to Eurodollar Advances.~~
(b)          Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior ~~to the Reference Time in respect of~~ any setting of the then-current Benchmark, then~~,~~  (x) if a Benchmark Replacement is determined in accordance with clause (~~1) or (2~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date ~~in connection with a Benchmark Transition Event~~, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date~~, or in connection with an Early Opt-in Election~~, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to ~~this Agreement or any other Loan Document~~, or further action or consent of ~~the Borrower,~~any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable monthly on the fifth day following the last day of each month.  No swap agreement shall constitute a “Loan Document” for purposes of this Section 2.11.
~~(c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document;~~ provided ~~that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Borrower and the Lenders a Term SOFR Notice.~~
(c)          ~~(d)~~ Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)          ~~(e)~~ Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the~~the implementation of any Benchmark Replacement~~,~~ and (~~iii~~ii) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause~~ Section 2.11(~~f~~e) ~~below~~ and (v) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent ~~of~~from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.
(e)          ~~(f)~~ Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or the Eurodollar~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)          ~~(g)~~ Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the ~~Borrowers~~Borrower may revoke any pending request for a ~~Eurodollar Rate borrowing~~SOFR Advance of, conversion to or continuation of ~~Eurodollar~~SOFR Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the ~~Borrowers~~Borrower will be deemed to have converted any such request into a request for a ~~borrowing~~Borrowing of or conversion to ABR Advances~~. During any~~ and (ii) any outstanding affected SOFR Advances will be deemed to have been converted to ABR Advances at the end of the applicable Interest Period.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
2.12.	Taxes; Net Payments.
(a)          All payments made by the Borrower and any Subsidiary Guarantor under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any Taxes required by law to be withheld from any amounts payable under the Loan Documents. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.12) the Credit Parties receive an amount equal to the sum they would have received had no such deduction or withholding been made.
(b)          The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse the Credit Parties for, Other Taxes.
(c)          As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.12, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)          The Borrower shall indemnify and pay to the Administrative Agent or the Lenders, as the case may be, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by any Credit Party or required to be withheld or deducted from a payment to any Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.
(e)          A statement setting forth the calculations of any amounts payable pursuant to subsections (a) or (d) of this Section 2.12 submitted by a Credit Party to the Borrower shall be conclusive absent manifest error.  The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.
(f)          Each Lender which is a foreign corporation within the meaning of Section 1442 of the Code that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence as the Borrower or the Administrative Agent may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding with respect to such payments under Section 1441 or 1442 of the Code or as may be necessary to establish, under any law imposing upon the Borrower an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Administrative Agent on behalf of such Lender are not subject to withholding.
(g)          If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
2.13.	Illegality.
Notwithstanding any other provisions herein, if any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued, or any change in any presently existing law, regulation, treaty or directive, or in the interpretation or application of any of the foregoing, shall make it unlawful for any Lender to make or maintain its ~~Eurodollar~~SOFR Advances as contemplated by this Agreement, such Lender shall so notify the Administrative Agent and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon (i) the commitment of such Lender hereunder to make ~~Eurodollar~~SOFR Advances or convert ABR Advances to ~~Eurodollar~~SOFR Advances shall forthwith be suspended ~~and~~, (ii) such Lender’s Loans then outstanding as ~~Eurodollar~~SOFR Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law~~.~~, and (iii) the interest rate on which ABR Advances shall, if necessary to avoid such illegality, be determined without reference to clause (c) of the definition of “Alternative Base Rate.”  If the commitment of any Lender with respect to ~~Eurodollar~~SOFR Advances is suspended pursuant to this Section and thereafter it is once again legal for such Lender to make or maintain ~~Eurodollar~~SOFR Advances, such Lender’s commitment to make or maintain ~~Eurodollar~~SOFR Advances shall be reinstated and such Lender shall notify the Administrative Agent and the Borrower of such event.
2.14.	Increased Costs.
In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application of any of the foregoing by any Governmental Authority charged with the administration thereof or compliance by any Credit Party (or any corporation directly or indirectly owning or controlling such Credit Party) with any request or directive, whether or not having the force of law, from any central bank or other Governmental Authority, agency or instrumentality (including compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof (regardless of the date enacted, adopted, issued or implemented)):
(a)          does or shall subject any Credit Party to any Taxes (excluding any U.S. Federal withholding Taxes imposed under FATCA) of any kind whatsoever with respect to any ~~Eurodollar~~SOFR Advances or any Letter of Credit or participation therein, or its obligations under this Agreement to make ~~Eurodollar~~SOFR Advances, issue Letters of Credit or participate therein, or change the basis of taxation of payments to any Credit Party of principal, interest or any other amount payable hereunder in respect of its ~~Eurodollar~~SOFR Advances or Letters of Credit or participations therein, including any Taxes (other than U.S. Federal withholding Taxes imposed under FATCA) required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, tax on the overall net income of such Credit Party or its ~~Applicable~~ Lending Office for any of such Advances by the jurisdiction in which such Credit Party is incorporated or has its principal office or such ~~Applicable~~ Lending Office, including, in the case of Credit Parties incorporated in any State of the United States such tax imposed by the United States); or
(b)          does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental, or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities in Regulation D) against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Credit Party in respect of its ~~Eurodollar~~SOFR Advances, Letters of Credit or participations therein which, in the case of ~~Eurodollar~~SOFR Advances, is not otherwise included in the determination of ~~the Eurodollar Rate~~Adjusted Term SOFR; or
(c)          does or shall impose on any Credit Party or the London interbank market any other condition affecting this Agreement, any ~~Eurodollar~~SOFR Advances, any Letters of Credit or any participation or participations therein, and the result of any of the foregoing is to increase the cost to such Credit Party or controlling corporation of making, issuing, renewing, converting or maintaining its ~~Eurodollar~~SOFR Advances, Letters of Credit or participations therein, or its commitment to make such ~~Eurodollar~~SOFR Advances, issue such Letters of Credit or participate therein, or to reduce any amount receivable hereunder in respect of its ~~Eurodollar~~SOFR Advances, Letters of Credit or participations therein, then, in any such case, the Borrower shall pay such Credit Party, upon its demand, any additional amounts necessary to compensate such Credit Party or controlling corporation for such additional cost or reduction in such amount as determined by such Credit Party; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any additional cost or reduction incurred more than 360 days prior to the date that such Credit Party notifies the Borrower of the circumstances giving rise to such increased cost or reduction and of such Credit Party’s intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased cost or reduction is retroactive, then the 360-day period referred to above shall be extended to include the period of retroactive effect thereof.  No failure by any Credit Party to demand compensation for any increased cost during any Interest Period shall constitute a waiver of such Credit Party’s right to demand such compensation at any time.  A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Credit Party to the Borrower shall be conclusive absent manifest error.  The obligations of the Borrower under this Section shall survive the termination of this Agreement and any of the Commitments or the payment of the Notes and all other amounts payable under the Loan Documents. Failure to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation.
2.15.	Indemnification for Break Funding Losses.
The Borrower shall compensate each Credit Party for any loss (other than lost profit) or expense (including, without limitation, any loss or expense arising from re-employment of funds obtained by such Credit Party in order to make or maintain a ~~Eurodollar~~SOFR Advance or from any payment by such Credit Party to the lenders of such funds) which such Credit Party may sustain or incur in the event that (i) the Borrower fails to pay when due the principal amount of or interest on any ~~Eurodollar~~SOFR Advance, (ii) the Borrower fails to make a borrowing of, conversion into or continuation of a ~~Eurodollar~~SOFR Advance after the Borrower has given a notice requesting the same, (iii) the Borrower fails to make any prepayment of a ~~Eurodollar~~SOFR Advance after the Borrower has given a notice thereof, (iv) any payment of a ~~Eurodollar~~SOFR Advance is made on any day other than a scheduled payment date therefor or the last day of an Interest Period with respect thereto (including any mandatory prepayment or a prepayment resulting from acceleration or illegality), or (v) a ~~Eurodollar~~SOFR Advance is automatically converted to an ABR ~~Loan~~Advance on any other day other than the last day of the Interest Period with respect thereto. Such compensation may include an amount equal to the excess, if any, of (i) the amount of interest (excluding any margin included therein) which would have accrued on the amount so paid, prepaid or converted, or not so borrowed, prepaid, converted or continued, for the period from the date of such payment, prepayment or conversion or of such failure to borrow, prepay, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, prepay, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at ~~the Eurodollar Rate~~Adjusted Term SOFR which is applicable or would have been applicable to such ~~Eurodollar~~SOFR Advance over (ii) the amount of interest (as reasonably determined by the Bank) which would have accrued on such amount by placing such amount on deposit for a comparable period with leading banks in the ~~London~~ interbank ~~eurodollar~~ market.  A statement setting forth the calculations of any amounts payable pursuant to this Section submitted by a Credit Party to the Borrower shall be conclusive and binding on the Borrower absent manifest error.  The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents. Failure to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation.
2.16.	Use of Proceeds.
The proceeds of Loans, Swingline Loans and the Letters of Credit shall, subject to the provisions of Section 8.10 be used for the Borrower’s general corporate purposes, and such use shall conform to the provisions of Section 4.11.
2.17.	Capital Adequacy.
If (i) after the date hereof, the enactment or promulgation of, or any change or phasing in of, any United States or foreign law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof, (ii) compliance with any directive or guideline from any central bank or United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof, (iii) compliance with the Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System as set forth in 12 CFR Parts 208 and 225, or of the Comptroller of the Currency, Department of the Treasury, as set forth in 12 CFR Part 3, or similar legislation, rules, guidelines, directives or regulations under any applicable United States or foreign Governmental Authority, (iv) compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof (regardless of the date enacted, adopted, issued or implemented), or (v) compliance with any and all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (regardless of the date promulgated), affects or would affect the amount of capital required to be maintained by a Credit Party (or any lending office of such Credit Party) or any corporation directly or indirectly owning or controlling such Credit Party or imposes any restriction on or otherwise adversely affects such Credit Party (or any lending office of such Credit Party) or any corporation directly or indirectly owning or controlling such Credit Party and such Credit Party shall have determined that such enactment, promulgation, change or compliance has the effect of reducing the rate of return on such Credit Party’s capital or the asset value to such Credit Party of any Loan made by such Credit Party as a consequence, directly or indirectly, of its obligations to make and maintain the funding of its Loans at a level below that which such Credit Party (or such lending office or controlling corporation) could have achieved but for such enactment, promulgation, change or compliance, after taking into account such Credit Party’s (or such lending office’s or controlling corporation’s) policies regarding capital adequacy, the Borrower shall promptly pay to such Credit Party such additional amount or amounts as shall be sufficient to compensate such Credit Party (or such lending office or controlling corporation) for such reduction in such rate of return or asset value; provided that the Borrower shall not be required to compensate a Credit Party pursuant to this Section for any such reduction in rate of return or asset value incurred more than 360 days prior to the date that such Credit Party notifies the Borrower of the circumstances giving rise to such reduction in rate of return or asset value and of such Credit Party’s intention to claim compensation therefor; provided further that, if the circumstances giving rise to such reduction in rate of return or asset value is retroactive, then the 360-day period referred to above shall be extended to include the period of retroactive effect thereof. A statement setting forth the calculations of any amounts payable pursuant to this Section submitted by a Credit Party to the Borrower shall be conclusive and binding on the Borrower absent manifest error.  No failure by any Credit Party to demand compensation for such amounts hereunder shall constitute a waiver of such Credit Party’s right to demand such compensation at any time.  The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents. Failure to demand compensation pursuant to this Section shall not constitute a waiver of such Credit Party’s right to demand such compensation.
2.18.	Administrative Agent’s Records.
The Administrative Agent’s records with respect to the Loans, the interest rates applicable thereto, each payment by the Borrower of principal and interest on the Loans, and fees, expenses and any other amounts due and payable in connection with this Agreement shall be presumptively correct absent manifest error as to the amount of the Loans, and the amount of principal and interest paid by the Borrower in respect of such Loans and as to the other information relating to the Loans, and amounts paid and payable by the Borrower hereunder and under the Notes.  The Administrative Agent will when requested by the Borrower advise the Borrower of the principal and interest outstanding under the Loans as of the date of such request and the dates on which such payments are due.
2.19.	Increase of the Total Commitment Amount.
(a)          Procedure for Increases.  Subject to the terms of this Section 2.19, at any time and from time to time after the Effective Date, provided that no Default or Event of Default exists, the Borrower may in a notice to the Administrative Agent and the Lead Arranger request that the Total Commitment Amount be increased by either (A) one or more of the existing Lenders increasing its existing Commitment (it being understood that no Lender shall have the obligation to increase its Commitment to achieve such increased Total Commitment Amount), or (B) the establishment of a new Commitment by a new Lender who is acceptable to the Borrower, the Administrative Agent and the Lead Arranger (each such increase in the Total Commitment Amount, by either means, being a “Commitment Increase”, and each new Lender, or existing Lender increasing its existing Commitment, being an “Increased Commitment Lender”).  Each existing Lender shall have the option (exercisable prior to a new Commitment with a new Lender pursuant to clause (B) being established) to participate in each Commitment Increase pro-rata in accordance with its interest in the Total Commitment Amount (determined without giving effect to such Increase).  No Commitment Increase shall become effective until such Business Day (the “Increase Effective Date”) as all of the following conditions precedent shall have been fulfilled:
(i)	no Default or Event of Default shall have occurred and be continuing on the Increase Effective Date,
(ii)
the Borrower, the Administrative Agent and the Increased Commitment Lender shall have executed and delivered an agreement, dated the Increase Effective Date, substantially in the form of Exhibit J (each a “Commitment Increase Supplement”) with respect to such Commitment Increase,

(iii)
the Increased Commitment Lender shall have made a loan for the account of the Borrower (which for all purposes of this Agreement shall be deemed to be a Loan) in an amount equal to the difference between (A) such Lender’s Commitment Percentage of the Loans outstanding as of 11:00 A.M. on the Increase Effective Date (determined after giving effect to the Commitment Increase), less (B) the Loans of such Lender outstanding at such time, and shall have made the amount of such loan available to the Administrative Agent for the account of the Borrower at the Office not later than 1:00 P.M. on such Business Day, in funds immediately available to the Agent at such office,

(iv)
the Borrower shall have issued a Note to such Increased Commitment Lender (if requested by such Increased Commitment Lender), dated the Increase Effective Date, in the maximum principal amount of such Lender’s Commitment (after giving effect to such Commitment Increase); and

(v)
such increase in the Total Commitment Amount shall not violate any provision of the Borrower’s charter or other organizational documents, and if required by the Administrative Agent, the Administrative Agent shall have received evidence thereof satisfactory to it.

(b)          Agent’s Duties.  The Administrative Agent shall apply the proceeds of the loan made to the Borrower under and in accordance with Section 2.19(a)(iii) as a prepayment of the Loans held by the Lenders other than the Lender providing the Commitment Increase, such prepayment to be distributed to the other Lenders pro rata based on the percentage decrease of each such Lender’s Commitment Percentage (after giving effect to the said Commitment Increase).  The Administrative Agent is hereby directed to amend Exhibit C and, if applicable, Schedule I, on each Increase Effective Date to reflect (i) the Commitment Amount of each Lender (including any new Lender) as of such Increase Effective Date, and (ii) the Lending Offices and address for notices of any Increased Commitment Lender which was not previously a Lender, and to deliver a copy thereof to each party hereto.
(c)          Maximum Total Commitment Amount.  The minimum amount of any Commitment Increase shall be $10,000,000.  In no event shall a Commitment Increase be permitted hereunder if such Commitment Increase, when added to the Total Commitment Amount prior to giving effect thereto would exceed $175,000,000 at any time thereafter, unless consented to in writing by the Administrative Agent and each Lender.
2.20.	Extensions of the Revolving Credit Termination Date.
Subject to the satisfaction of the following conditions, the Initial Revolving Credit Termination Date may be extended to the Extended Revolving Credit Termination Date upon satisfaction (as determined by the Administrative Agent) of the following conditions (the “Extensions Events”):
(a)          the Borrower shall have requested such extension at least 30 but not more than 90 days prior to the Initial Revolving Credit Termination Date in a notice to the Administrative Agent;
(b)          no Default or Event of Default shall exist and be continuing as of the date of such request or on the last day of the Initial Revolving Credit Termination Date;
(c)          the Borrower shall be in compliance, in all material respects, with the terms, conditions and covenants under the Loan Documents; and
(d)          prior to the last day of the Initial Revolving Credit Termination Date, the Administrative Agent shall have received, for the account of the Lenders in accordance with each Lender’s Commitment Percentage, an extension fee equal to 0.15% of the Total Commitment Amount.
2.21.	Mitigation Obligations; Replacement of Lenders.
(a)          If any Lender requests compensation under Section 2.14 (Increased Costs) or Section 2.17 (Capital Adequacy), then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.17 in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)          If any Lender requests compensation under Section 2.14 or Section 2.17, and such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21(a), or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.7 (Successors and Assigns), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 and 2.17 and obligations under this Agreement and the related Loan Documents to an assignee permitted pursuant to Section 11.7 that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)          the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.7(b);

(ii)          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unpaid LC disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15 from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.14 or Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter;  and

(iv)          such assignment does not conflict with applicable law.

3.	FEES; PAYMENTS
3.1.	Fees.
(a)          The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender’s Commitment Percentage, a fee (the “Commitment Fee”), from the Effective Date through the Maturity Date, computed as follows: an amount, determined periodically as hereinafter set forth, equal to the product of (i) Applicable Commitment Fee Percentage times (ii) the average daily unadvanced portion of the Total Commitment Amount during such period.  The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, on any optional reduction of the Total Commitment Amount, and on the Maturity Date.  The Commitment Fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.
(b)          The Borrower agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit (the “LC Fee”), which shall accrue at a rate per annum equal to the greater of the product of (i) the Applicable Margin, times (ii) the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure.
(c)          The Borrower shall pay to the Issuing Bank, for its own account, the Issuing Bank’s fronting fees with respect to the issuance of each Letter of Credit in an amount agreed to between the Issuing Bank and the Borrower and the Issuing Bank’s standard fees with respect to the amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.
(d)          All fees and other amounts payable under paragraphs (a), (b) and (c) of this Section shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of the Commitment Fee and LC Fee described therein, and other fees and amounts payable under this Section shall be paid directly to the Credit Party to whom such fees and other amounts are payable. Fees and other amounts paid shall not be refundable under any circumstances.
3.2.	Payments; Application of Payments.
Each payment, including each prepayment, of principal and interest on the Loans, Swingline Loans, LC Disbursements, the Commitment Fee, and the LC Fee and fronting fees shall be made by the Borrower to the Administrative Agent, without set-off, deduction or counterclaim, at its office set forth in Section 11.2 in funds immediately available to the Administrative Agent at such office by 12:00 noon on the due date for such payment.  Promptly upon receipt thereof by the Administrative Agent, the Administrative Agent shall remit, in like funds as received, to the Lenders each Lender’s pro rata share of such payments. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans.  If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Commitment Fee) interest shall be payable at the applicable rate specified herein during such extension.  If any payment is made with respect to any ~~Eurodollar~~SOFR Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with Section 2.15.
4.	REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in Letters of Credit, and to induce the Swingline Lender to make Swingline Loans, the Borrower makes the following representations and warranties to the Administrative Agent and each Lender:
4.1.	Existence and Power.
(a)          The Borrower is a Maryland corporation duly organized and validly existing and in good standing under the laws of Maryland, has all requisite power and authority to own or lease its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned or leased therein make such qualification necessary.
(b)          Each Subsidiary of the Borrower (including each Subsidiary Guarantor) (i) is a validly existing corporation, partnership, limited liability company, real estate investment trust or business trust, (ii) is in good standing under the laws of the jurisdiction of its organization, (iii) has all requisite power and authority to own or lease its Property and to carry on its business as now conducted, and (iv) is in good standing and authorized to do business in each other jurisdiction in which the nature of the business conducted therein or the Property owned or leased therein make such qualification necessary, except in the case of clauses (ii) and (iv) as could not in the aggregate reasonably be expected to have a Material Adverse Effect.
4.2.	Authority.
Each of the Borrower and each Subsidiary Guarantor has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, to obtain (in the case of the Borrower) extensions of credit hereunder and to incur the obligations contemplated thereby, all of which have been duly authorized by all proper and necessary corporate action and are in full compliance with, and such execution, delivery, performance, obtaining and incurrence do not and will not violate any of the provisions of, their respective articles or certificate of incorporation or corporate charter, by-laws of other organizational or constitutive documents, as the case may be.  Each of the Borrower and each Subsidiary Guarantor has duly executed and delivered the Loan Documents to which it is a party.
4.3.	Binding Agreement.
The Loan Documents to which each of the Borrower and the Subsidiary Guarantors is a party constitute the valid and legally binding obligations of such party, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.
4.4.	Subsidiaries.
As of the Effective Date, the Borrower has only the Subsidiaries set forth on Schedule 4.4.  Schedule 4.4 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each such Subsidiary that is a Subsidiary Guarantor, in each case as of the Effective Date. As of the Effective Date, any Subsidiary of the Borrower which is the owner, directly or indirectly, of one or more Unencumbered Assets is a Subsidiary Guarantor under the Guaranty.   The shares of each corporate Subsidiary of the Borrower are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens.  As of the Effective Date, the only DownREIT Partnerships are McLean Associates LLC, UB Orangeburg, LLC, UB New City I, LLC, UB High Ridge, LLC and UB Dumont I, LLC.
4.5.	Litigation.
(a)          There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any Subsidiary of the Borrower) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower or any of their respective Properties or rights, which (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, or (iii) could reasonably be expected to result in the rescission, termination or cancellation of any franchise, right, license, permit or similar authorization held by the Borrower or any Subsidiary of the Borrower that is material to the Borrower.
(b)          As of the date hereof, Schedule 4.5 sets forth all actions, suits and proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any Subsidiary of the Borrower) pending or, to the knowledge of the Borrower, threatened against the Borrower, any Subsidiary of the Borrower or any of their respective Properties or rights, which, if adversely determined, could have a Material Adverse Effect.
4.6.	Required Consents.
No consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person not obtained is required to be obtained by the Borrower or any Subsidiary Guarantor to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which the Borrower or such Subsidiary Guarantor is a party, or any extension of credit hereunder, or is required to be obtained by the Borrower or any Subsidiary Guarantor as a condition to the validity or enforceability of the Loan Documents.
4.7.	No Conflicting Agreements.
Neither the Borrower nor any of its Subsidiaries is in default beyond any applicable grace or cure period under any mortgage, indenture, contract or agreement to which it is a party or by which the Borrower or any of its Subsidiaries or any of their respective Property is bound.  The execution, delivery or carrying out of the terms of the Loan Documents and the extensions of credit contemplated hereunder will not violate any of the terms or provisions of any such mortgage, indenture, contract or agreement or constitute a default under or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or its Subsidiaries pursuant to the terms of any such mortgage, indenture, contract or agreement.
4.8.	Compliance with Applicable Laws.
Neither the Borrower nor any Subsidiary of the Borrower is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority in any material respect or which could have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents and the extensions of credit contemplated hereunder will not violate any such judgment, order, writ, injunction, decree or decision.  The Borrower and its Subsidiaries are in compliance in all material respects with all statutes, regulations, rules and orders applicable to the Borrower and its Subsidiaries of all Governmental Authorities, including, without limitation, (i) Environmental Laws and ERISA, a violation of which could reasonably be expected to have a Material Adverse Effect; (ii) Sections 856-860 of the Code, compliance with which is required to preserve the Borrower’s status as a REIT, and (iii) all applicable Anti-Corruption Laws and applicable Sanctions.  The execution, delivery or carrying out of the terms of the Loan Documents and the extensions of credit contemplated hereunder will not violate any such statutes, regulations, rules and orders.
4.9.	Taxes.
Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has filed appropriate extensions and has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, and no tax Liens have been filed with respect thereto.
4.10.	Governmental Regulations.
Neither the Borrower nor any Subsidiary of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, and neither the Borrower nor any Subsidiary of the Borrower is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.
4.11.	Federal Reserve Regulations; Use of Loan Proceeds.
Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans or the Letters of Credit will be used to purchase or carry Margin Stock or for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended.  Margin Stock shall at all times constitute less than 25% of the assets of the Borrower and its Subsidiaries.  Borrower shall not request any Loan and Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
4.12.	Plans; Multiemployer Plans.
As of the Effective Date, each of the Borrower and its ERISA Affiliates maintains or makes contributions only to the Plans and Multiemployer Plans listed on Schedule 4.12.
4.13.	Financial Statements.
The Borrower has heretofore delivered to the Administrative Agent and the Lenders (i) copies of the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of operations, stockholders’ equity and cash flows for the Borrower and its Subsidiaries as of October 31, 2020 (the “Audited Annual Financial Statement Date”), and (ii) the consolidated statements of income and cash flows for the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ending January 31, 2021, certified by its Chief Financial Officer (collectively, with the related notes and schedules, the “Financial Statements”).  The Financial Statements fairly present the consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP.  Except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any Subsidiary of the Borrower has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown on the Financial Statements and was not.  Since the Audited Annual Financial Statement Date there has been no Material Adverse Change.
4.14.	Property.
Each of the Borrower and its Subsidiaries has good and marketable title to all of its Property.  There are no unpaid or outstanding real estate or similar taxes or assessments on or against any Real Property other than (i) real estate or other taxes or assessments that are not yet due and payable, and (ii) such taxes as the Borrower or any Subsidiary of the Borrower is contesting in good faith and for which adequate reserves for the payment thereof have been established by the Borrower.  There are no pending eminent domain proceedings against any Real Property, and, to the knowledge of the Borrower, no such proceedings are presently threatened or contemplated by any Governmental Authority against any Real Property, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.  None of the Real Property is now damaged as a result of any fire, explosion, accident, flood or other casualty which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
4.15.	Environmental Matters.
(a)          The Borrower and each of its Subsidiaries are in compliance in all material respects with the requirements of all applicable Environmental Laws.
(b)          To the best of the Borrower’s knowledge, and except as otherwise disclosed to the Lenders in writing on or before the Effective Date, no Hazardous Substances have been (i) generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws; (ii) discharged into subsurface waters under any Real Property in violation of any Environmental Laws; or (iii) discharged from any Real Property on or into property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws which for (i), (ii) or (iii) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(c)          Except as otherwise disclosed to the Lenders in writing on or before the Effective Date, neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising in connection with (x) any non‑compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any Subsidiary of the Borrower) or the release or threatened release of any Hazardous Substance into the environment which, in either case, could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any Subsidiary of the Borrower) or the release or threatened release of any Hazardous Substance into the environment which, in either case, could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any Subsidiary of the Borrower) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any Subsidiary of the Borrower is or may be liable the results of which could, in either case, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that the Borrower or any Subsidiary of the Borrower is or may be liable to any Person under any Environmental Law which liability could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)          To the best of the Borrower’s knowledge, no Real Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, or if any such Real Property is located in such a special flood hazard area, then the Borrower has obtained all insurance that is required to be maintained by law or which is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower operates.
4.16.	[Reserved].
4.17.	Solvency.
On the Effective Date and immediately following the making of each Loan and the issuance of each Letter of Credit, and after giving effect to the application of the proceeds of each Loan: (a) the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, at a fair valuation, will exceed the debts and liabilities, including Contingent Obligations, of the Borrower and its Subsidiaries, taken as a whole; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of the debts and other liabilities, subordinated, contingent or otherwise of the Borrower and its Subsidiaries, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted hereafter.
4.18.	REIT Status.
The Borrower (i) has made an election pursuant to Section 856 of the Code to qualify as a REIT, (ii) to the best of its knowledge has satisfied and continues to satisfy all of the requirements under Sections  856-859 of the Code and the regulations and rulings issued thereunder which must be satisfied for the Borrower to maintain its status as a REIT, and (iii) is in compliance in all material respects with all Code sections applicable to REITs generally and the regulations and rulings issued thereunder.
4.19.	Eligible Real Estate Assets.
A true, correct and complete list of Eligible Real Estate Assets, dated not earlier than 30 days prior to the date of this Agreement, is attached hereto as Schedule 4.19.
4.20.	Labor Relations.
Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative with respect to the Borrower or such Subsidiary.  There are no material controversies pending between the Borrower or any Subsidiary and any of their respective employees.
4.21.	Anti-Corruption Laws and Sanctions.
Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of Borrower, their respective employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (i) Borrower or any of its Subsidiaries, or (ii) to the knowledge of Borrower, any director, officer, employee or agent of Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Loans or any other transactions contemplated hereby, is a Sanctioned Person.
4.22.	No Misrepresentation.
No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Borrower or any Subsidiary of the Borrower in connection with the transactions contemplated hereby or pursuant to any Loan Document, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.
5.	CONDITIONS TO FIRST LOANS OR LETTERS OF CREDIT
In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make its first Loan, the obligation of the Swingline Lender to make its first Swingline Loan or the Issuing Bank to issue the first Letter of Credit shall be subject to the fulfillment of the following conditions precedent on or before the Effective Date:
5.1.	Evidence of Action.
(a)          The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Borrower substantially in the form of Exhibit H-1 (i) attaching a true and complete copy of the resolutions of its Board of Directors authorizing the execution and delivery of the Loan Documents by the Borrower and the performance of the Borrower’s obligations thereunder, and of all other documents evidencing other necessary action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its articles of incorporation and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers, and (iv) certifying that said articles of incorporation and by-laws are true and complete copies thereof, are in full force and effect and have not been amended or modified.
(b)          The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of each Subsidiary Guarantor (or the Borrower, in its capacity as the sole member, managing member or general partner of such Subsidiary Guarantor) substantially in the form of Exhibit H-2 (i) attaching a true and complete copy of the resolutions of the Board of Directors of such Subsidiary Guarantor (or consent of the Borrower, in its capacity as the sole member, managing member or general partner of such Subsidiary Guarantor) authorizing its execution and delivery of the Guaranty and the performance of its obligations thereunder, and of all other documents evidencing other necessary action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Guaranty and the transactions contemplated thereby, (ii) attaching a true and complete copy of its articles of incorporation or corporate charter and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Guaranty, including therein a signature specimen of such officer or officers, and (iv) certifying that said articles of incorporation or corporate charter and by-laws are true and complete copies thereof, are in full force and effect and have not been amended or modified.
(c)          The Administrative Agent shall have received certificates of good standing for the Borrower from the Secretary of State for the State of Maryland and for each Subsidiary from the Secretary of State for the state in which such Subsidiary is incorporated or organized, and for the Borrower from each jurisdiction in which the Borrower is qualified to do business.
5.2.	This Agreement.
The Administrative Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).
5.3.	Notes.
The Administrative Agent shall have received the Notes and the Swingline Note, duly executed by an Authorized Signatory.
5.4.	Guaranty.
The Administrative Agent shall have received counterparts of the Guaranty signed by each of the Subsidiary Guarantors (or receipt by the Administrative Agent from a party thereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts thereof).
5.5.	Litigation.
There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein or in any of the other Loan Documents and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith and the Administrative Agent shall have received a certificate of an Authorized Signatory to the foregoing effects.
5.6.	Opinions of Counsel.
The Administrative Agent shall have received opinions of Baker & McKenzie LLP, Miles & Stockbridge P.C., Miyun Sung, Chief Legal Officer of the Borrower, Cummings & Lockwood LLC and Montgomery McCracken Walker & Rhoads LLP, as counsel to the Borrower and the Guarantors, addressed to the Administrative Agent and the Lenders, and dated the first Borrowing Date, substantially in the form set forth in Exhibit I.
5.7.	Fees.
All fees payable to any Credit Party shall have been paid.
5.8.	Fees and Expenses of Special Counsel.
The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.
5.9.	No Material Adverse Change.
No Material Adverse Change (including as a result of a change of law) shall have occurred since the Audited Annual Financial Statement Date.
6.	CONDITIONS OF LENDING - ALL LOANS
The obligation of each Lender to make any Loan, the Swingline Lender to make any Swingline Loan or the Issuing Bank to issue a Letter of Credit is subject to the satisfaction of the following conditions precedent as of the date of such Loan or issuance:
6.1.	Compliance.
On each Borrowing Date and after giving effect to the Loans to be made or Letter of Credit to be issued: (a) the Borrower shall be in compliance with all of the terms, covenants and conditions hereof, (b) there shall not exist and be continuing any Default, (c) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, (d) all fees and expenses due payable by the Borrower hereunder and under any other Loan Document on such date shall have been paid, and (e) the sum of the Loans and the LC Exposure shall not exceed the Total Commitment Amount. Each notice requesting a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that each of the foregoing matters is true and correct in all respects.
6.2.	Loan Closings.
All documents required by the provisions of the Loan Documents to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date or prior to the issuance of a Letter of Credit shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in Section 11.2 on or before such Borrowing Date.
6.3.	Borrowing Request.
With respect to each borrowing hereunder, the Administrative Agent shall have received a Borrowing Request or a Swingline Borrowing Request duly executed by an Authorized Signatory. With respect to the issuance of a Letter of Credit, the Administrative Agent shall have received the documents required pursuant to Section 2.8(b).
6.4.	Documentation and Proceedings.
All corporate matters and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents which the Administrative Agent or the Required Lenders may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory or proper Governmental Authorities.
6.5.	Required Acts and Conditions.
All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done or performed by the Borrower and to have happened on or prior to such Borrowing Date and which are necessary for the continued effectiveness of the Loan Documents shall have been done or performed and shall have happened in due compliance with all applicable laws.
6.6.	Approval of Special Counsel.
All legal matters in connection with the making of each Loan and issuance of each Letter of Credit shall be reasonably satisfactory to Special Counsel.
6.7.	Supplemental Opinions.
If reasonably requested by the Administrative Agent with respect to the applicable Borrowing Date, there shall have been delivered to the Administrative Agent favorable supplementary opinions of counsel to the Borrower, addressed to the Administrative Agent and the Lenders and dated such Borrowing Date, covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.
6.8.	Other Documents.
The Administrative Agent shall have received such other documents and information with respect to the Borrower and its Subsidiaries or the transactions contemplated hereby as the Administrative Agent or any of the Lenders shall reasonably request.
7.	AFFIRMATIVE COVENANTS
The Borrower agrees that, so long as any Loan or Swingline Loan remains outstanding and unpaid, there exists any LC Exposure, any other amount is owing under any Loan Document to any Lender or the Administrative Agent, or any Lender or the Issuing Bank shall have any obligation to make Loans or issue Letters of Credit, the Borrower shall:
7.1.	Financial Statements.
Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:
(a)          Annual Statements.  As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of its consolidated balance sheet as at the end of such fiscal year, together with the related consolidated statements of income, stockholders’ equity and cash flows as of and through the end of such fiscal year of the Borrower and its consolidated Subsidiaries, setting forth in each case in comparative form the figures as of the end of and for the preceding fiscal year.  The consolidated balance sheets and consolidated statements of income, stockholders’ equity and cash flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such consolidated financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board, and (ii) include the opinion of such Accountants that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as of the date of such consolidated financial statements, and the consolidated results of their operations and their cash flows for each of the years identified therein in conformity with GAAP (subject to any change in the requirements of GAAP).
(b)          Annual Operating Statements, Rent Roll and Asset Review.  As soon as available, but in any event within 60 days after the end of each fiscal year of the Borrower, copies of the asset review for each Real Property owned by the Borrower, Subsidiaries of the Borrower and any DownREIT Partnership in the form of Exhibit K; each delivery to the Administrative Agent of such asset review shall be deemed to be a representation of the Borrower that the matters set forth therein are true in all material respects.
(c)          Quarterly Statements. As soon as available, but in any event within 45 days after the end of the first three fiscal quarters of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each such quarterly period, together with the related unaudited consolidated statements of income and cash flows for the elapsed portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the corresponding dates and periods of the preceding fiscal year, certified by the Chief Financial Officer as being true, correct and complete in all material respects and as presenting fairly the consolidated financial condition and the consolidated results of operations of the Borrower and its consolidated Subsidiaries.
(d)          Quarterly Information Regarding Certain Assets.  As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower (90 days after the end of the last fiscal quarter of the Borrower), a list of all the Unencumbered Pool Assets as of the last day of such fiscal quarter, setting forth the following information with respect to each such Unencumbered Pool Asset as of such date: (i) asset type; (ii) location; (iii) the owner thereof; (iv) the Net Operating Income and Capital Expense for such Unencumbered Pool Asset during such fiscal quarter, and (v) a leasing and occupancy status report for all tenants for such Unencumbered Pool Asset.
(e)          Quarterly Information Regarding Sales or Transfers.  As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower (90 days after the end of the last fiscal quarter of the Borrower), a list and description of any sale or transfer of any Real Property of the Borrower, its Subsidiaries or any DownREIT which occurred during the fiscal quarter of the Borrower then ending, unless either (i) the same is disclosed in the Borrower’s financial statements, or (ii) such transfer is an easement, license or similar limited property interest which, in any such case, would have no material adverse effect on the ownership, use or operation of such Real Property by the Borrower;
(f)          Compliance Certificate.  Within 45 days after the end of each of the first three fiscal quarters of the Borrower (90 days after the end of the last fiscal quarter of the Borrower), a Compliance Certificate, certified by the Chief Financial Officer, setting forth in reasonable detail the computations demonstrating the Borrower’s compliance with the provisions of Sections 8.11, 8.12, 8.13, 8.14, 8.15, 8.16 and 8.17.
(g)          Other Information.  Such other information as the Administrative Agent or any Lender may reasonably request from time to time.
7.2.	Certificates; Other Information.
Furnish to the Administrative Agent and each Lender:
(a)          Defaults Under Other Indebtedness.  Prompt written notice if: (i) any Indebtedness of the Borrower or any Subsidiary of the Borrower is declared or shall become due and payable prior to its stated maturity, or called and not paid when due, or (ii) a default that extends beyond any applicable notice or grace period shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any Subsidiary of the Borrower has the right to declare any such Indebtedness due and payable prior to its stated maturity, and, in the case of either (i) or (ii), the Indebtedness that is the subject of (i) or (ii) is, in the aggregate, $500,000 or more, provided that this subsection (a) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (and such secured Indebtedness is paid);
(b)          Action of Governmental Authorities.  Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any Subsidiary of the Borrower a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document; (ii) any lapse or other termination of any Intellectual Property, license, permit, franchise or other authorization issued to the Borrower or any Subsidiary of the Borrower by any Person or Governmental Authority, which lapse or termination could reasonably be expected to have a Material Adverse Effect; and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material Intellectual Property, license, permit, franchise or other authorization, which refusal could reasonably be expected to have a Material Adverse Effect;
(c)          SEC or other Governmental Reports and Filings.  Except for documents publicly available under the Securities Exchange Act of 1934, promptly upon becoming available, copies of all regular, periodic or special reports which the Borrower or any Subsidiary of the Borrower may now or hereafter be required to file with or deliver to any securities exchange or the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, pursuant to the Securities Exchange Act of 1934, as amended, other than comment letters and correspondence providing routine comments and administrative recommendations;
(d)          ERISA Information.  Promptly, and in any event within ten Business Days after the Borrower knows or has reason to know that any of the events or conditions enumerated below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by its Chief Financial Officer, setting forth details with respect to such event or condition and the action, if any, which the Borrower or an ERISA Affiliate proposes to take with respect thereto; provided, however, that if such event or condition is required to be reported or noticed to the PBGC, such statement, together with a copy of the relevant report or notice to the PBGC, shall be furnished promptly and in any event not later than ten days after it is reported or noticed to the PBGC:
(i)
any reportable event, as defined in Section 4043(b) of ERISA with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or of Section 302 of ERISA, including, without limitation, the failure to make, on or before its due date, a required installment under Section 412(m) of the Code or Section 302(e) of ERISA or the disqualification of such Plan for purposes of Section 4043(b)(1) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii)	the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or any ERISA Affiliate to terminate any Plan;
(iii)
the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iv)
the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v)
the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty days from its commencement;

(vi)
the adoption of an amendment to any Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA that would result in the loss of the tax-exempt status of the trust of which such Plan is a part or the Borrower or any ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections; and

(vii)
any event or circumstance exists which may reasonably be expected to constitute grounds for the incurrence of material liability by the Borrower or any ERISA Affiliate under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any employee benefit plan;

(e)          ERISA Reports.  Promptly after the request of the Administrative Agent or any Lender therefor, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103 of ERISA) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or any ERISA Affiliate;
(f)          Notice of Material Acquisitions, Mergers or Purchases.  Prior to entering into any definitive agreement for an acquisition, merger or asset purchase exceeding 30% of Gross Asset Value (as determined without giving effect to such acquisition, merger or asset purchase), notice of the same, together with a certificate in the form required by Section 7.1(e) showing compliance with the provisions referred to in Section 7.1(e) after giving effect to such acquisition, merger or asset purchase.
(g)          New Subsidiaries.  Notice of any Subsidiary that, as of the end of any fiscal quarter of the Borrower, satisfies the criteria in Section 7.11 with respect to Required Additional Guarantors, such notice to be delivered to the Administrative Agent concurrently with the delivery of the Compliance Certificate with respect to such quarter;
(h)          Casualties or Condemnations.  Prompt written notice of any casualty or condemnation of any Real Property, if such casualty or condemnation could reasonably be expected to have a Material Adverse Effect;
(i)          Environmental Law Notices.  Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any Subsidiary of the Borrower, or with respect to any of the Real Property, under any Environmental Law, which could reasonably be expected to have a Material Adverse Effect;
(j)          Changes in Name or Fiscal Year.  Prompt written notice of (i) any change in the Borrower’s name, with copies of all filings with respect to such name change attached thereto, and (ii) any change in its fiscal year from that in effect on the Effective Date;
(k)          Defaults or Events of Default.  Prompt written notice if there shall occur and be continuing a Default; and
(l)          Other Information.  Such other information as the Administrative Agent or any Lender shall reasonably request from time to time.
7.3.	Legal Existence.
(a)          Borrower’s Legal Existence. Maintain its status as a Maryland corporation in good standing in the State of Maryland and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.
(b)          Legal Existence of Subsidiaries.  Cause each Subsidiary of the Borrower to (i) maintain its status as a real estate investment trust, business trust, corporation, limited liability company or partnership, as the case may be, and (ii) be in good standing in its state of formation and in each other jurisdiction in which the failure so to do either (x) would result in the occurrence of a Default, or (y) could reasonably be expected to have a Material Adverse Effect.
7.4.	Taxes.
Pay and discharge when due, and cause each Subsidiary of the Borrower so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to, the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, unless such Taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary and such contest has the effect of staying the collection of any Lien from any Property of the Borrower or its Subsidiaries arising from such non-payment, and provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required in accordance with GAAP (as determined by the Accountants) shall have been made therefor.
7.5.	Insurance.
Maintain, and cause each Subsidiary of the Borrower to maintain, insurance on its Property against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses and owning similar Properties in the same general areas in which the Borrower or the relevant Subsidiary operates, and file with the Administrative Agent within 10 Business Days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby.  As of the Effective Date the Administrative Agent has received all insurance items requested by it as of such date.
7.6.	Payment of Indebtedness and Performance of Obligations.
Pay and discharge when due, and cause each Subsidiary of the Borrower to pay and discharge when due, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided.
7.7.	Maintenance of Property; Environmental Investigations.
(a)          In all material respects, at all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each Subsidiary of the Borrower so to do, all Property necessary to the operation of the Borrower’s or such Subsidiary’s business.
(b)          In the event that the Administrative Agent shall have a reasonable basis for believing that Hazardous Substances may be on, at, under or around any Unencumbered Asset in the Unencumbered Asset Pool in violation of any applicable Environmental Law which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, promptly conduct and complete (at the Borrower’s expense) all investigations, studies, samplings and testings relative to such Hazardous Substances as the Administrative Agent may reasonably request.
7.8.	Observance of Legal Requirements.
(a)          Observe and comply in all material respects, and cause each Subsidiary of the Borrower so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it,
(b)          Use and operate all of its facilities and property in compliance with all Environmental Laws and cause each of its Subsidiaries so to do, and keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith and cause each of its Subsidiaries so to do, and handle all Hazardous Materials in compliance with all applicable Environmental Laws and cause each of its Subsidiaries so to do, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.
7.9.	Inspection of Property; Books and Records; Discussions.
Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent and any Lender during normal business hours and on reasonable prior notice to visit its offices, to inspect any of its Property and to examine and make copies or abstracts from any of its books and records as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Subsidiaries with the officers thereof and the Accountants.
7.10.	REIT Status; Operation of Business; Company Listing
(a)          Maintain its status under Sections 856 et seq. of the Code as a REIT.
(b)          Carry on all business operations of the Borrower as a self-advised, self-managed REIT.
(c)          Remain listed on the New York Stock Exchange or NASDAQ with no suspension in the trading of its Stock (other than by reason of the suspension in trading of securities generally by any such exchanges).
7.11.	Required Additional Guarantors.
At any time after the date hereof, cause any Subsidiary of the Borrower, whether presently existing or hereafter formed or acquired, which is not a Subsidiary Guarantor and which owns, directly or indirectly, an Unencumbered Asset, to promptly (but not later than 60 days after such Subsidiary is formed or acquired) execute and deliver a Guaranty to the Administrative Agent, for the benefit of the Lenders (together with the certificates and attachments described in Sections 5.1(b) and (c) with respect to such Subsidiary and an opinion of counsel in the form required pursuant to Section 5.6); provided that “Required Additional Guarantors” shall not include DownREIT Partnerships.
8.	NEGATIVE COVENANTS
The Borrower agrees that, so long as any Loan or Swingline Loan remains outstanding and unpaid, there exists any LC exposure, any other amount is owing under any Loan Document to any Lender or the Administrative Agent, or any Lender, the Swingline Lender or the Issuing Bank shall have any obligation to make Loans or Swingline Loans or issue Letters of Credit, the Borrower shall not, directly or indirectly:
8.1.	Indebtedness
Create, incur, assume or suffer to exist any Unsecured Indebtedness (including the Facility Exposure) which, in the aggregate, shall exceed at any time $400,000,000.
8.2.	Liens.
(a)          Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any Subsidiary of the Borrower so to do, except (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or the existence of which do not otherwise violate the requirements of Section 7.4, (ii) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, use restrictions, exclusive use limitations in any lease of Real Property, reciprocal easement agreements, minor defects, irregularities, and other similar restrictions and encumbrances affecting Real Property, which do not materially adversely affect the value of such Real Property or the financial condition of the Borrower or such Subsidiary or materially impair its use for the operation of the business of the Borrower or such Subsidiary, (v) statutory Liens arising by operation of law such as mechanics’, materialmen’s, carriers’, warehousemen’s liens incurred in the ordinary course of business which are either bonded or are not delinquent, (vi) Liens in connection with Investments permitted under Section 8.4(g), and (vii) mortgages on Real Property (including leasehold mortgages), provided that the existence of such mortgages, and the indebtedness secured thereby, does not cause the Borrower to be in violation of Section 8.14 or 8.18.
(b)          Pledge or grant a security interest in any of its right, title or interest in or to any Subsidiary Guarantor, including, without limitation, any pledge of its equity interest in a Subsidiary Guarantor.
8.3.	Merger, Consolidation and Certain Dispositions of Property.
(a)          Consolidate with, be acquired by, or merge into or with any Person (unless the Borrower is the surviving entity and the same does not result in a Change of Control), or sell, lease or otherwise dispose of all or substantially all of its Property (in one transaction or a series of transactions), or permit any Subsidiary Guarantor of the Borrower so to do, or liquidate or dissolve, except (i) the merger or consolidation of any Subsidiary Guarantor of the Borrower into or with the Borrower, or (ii) the merger or consolidation of any two or more Subsidiary Guarantors of the Borrower.
(b)          Sell, transfer, master lease or dispose of any Real Property or, except in the ordinary course of its business, any of its other Property, either directly or indirectly, except that if at the time thereof and immediately after giving effect thereto, no Default shall have occurred, (i) any Subsidiary of the Borrower may sell, transfer, master lease or otherwise dispose of its assets to the Borrower or to any other wholly owned Subsidiary, and (ii) the Borrower or any Subsidiary of the Borrower may sell Property in an arm’s length transaction in the ordinary course of its business for the fair market value thereof, as reasonably determined by the Borrower.
8.4.	Investments, Loans, Etc.
At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or acquire any Real Property or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any Subsidiary of the Borrower so to do (all of which are sometimes referred to herein as “Investments”) except the following (to the extent that maintaining any thereof would not at any time violate the requirements of Section 856(c) of the Code):
(a)          demand deposits, certificates of deposit, bankers acceptances and domestic and eurodollar time deposits with any Lender, or any other commercial bank, trust company or national banking association incorporated under the laws of the United States or any State thereof and having undivided capital, surplus and undivided profits exceeding $250,000,000;
(b)          short‑term direct obligations of the United States of America or agencies thereof whose obligations are guaranteed by the United States of America;
(c)          securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States or any State thereof which at the time of purchase are rated by S&P or Moody’s at not less than “A1” or “P1,” respectively;
(d)          mortgage‑backed securities guaranteed by the Governmental National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage‑backed bonds which at the time of purchase are rated by S&P or Moody’s at not less than “Aa” or “AA,” respectively;
(e)          shares of “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per‑share value, invest principally in the investments described in one or more of the foregoing paragraphs (a) through (e) and have total assets of in excess of $50,000,000;
(f)          Investments in Real Property and loans secured by mortgages on Real Property existing as of the Effective Date and, after the Effective Date, Investments in Real Property and loans secured by mortgages on Real Property located in the continental United States;
(g)          Investments in Property, including solar array installations, electric vehicle charging stations and other environmental conservation initiatives that improve upon or are incidental to increasing the value, functionality or marketability of Real Property owned by the Borrower or a Subsidiary;
(h)          Investments in Real Property consisting of self-storage facilities located within a retail shopping center that is owned or leased by the Borrower or a Subsidiary of the Borrower, provided that such Investments shall be an ancillary portion of an existing retail shopping center that is owned or leased by the Borrower or Subsidiary of the Borrower;
(i)          Investments in DownREIT Partnerships;
(j)          redemptions of preferred stock of the Borrower in accordance with the terms thereof;
(k)          redemptions for cash or common Stock of the Borrower of units of limited partnership interests or limited liability company interests in a DownREIT Partnership;
(l)          repurchases of common stock of the Borrower in open market transactions;
(m)          loans or advances to employees of the Borrower or employees of any consolidated Subsidiaries of the Borrower (or any guaranties of such loans made by the Borrower or its consolidated Subsidiaries if such loans are made by Persons other than the Borrower or its consolidated Subsidiaries) in the total aggregate amount of up to $2,000,000;
(n)          Investments by the Borrower or any Subsidiary of the Borrower in Real Property under development (for the avoidance of doubt, investments in land are permitted only to the extent such land is under development or is planned for development within 18 months from the date it is acquired and are subject to the limits in clause (C) below); or
(o)          other Investments not referred to in any of (a) – (n) above which do not exceed at any one time $50,000,000 in the aggregate.
provided that:  as at any fiscal quarter end of the Borrower, investments in unimproved land (excluding, except as provided below, land that is either under development or planned for development within 18 months from the date it was acquired), stock holdings, investments in unconsolidated partnership and joint ventures, mortgages and development and redevelopment shall not account for more than 25% of Gross Asset Value as at such fiscal quarter end, and provided further, within such 25% limit, the following sublimits shall apply:

(A)	assets owned by Unconsolidated Joint Ventures shall not account for more than 25% of Gross Asset Value as at such fiscal quarter end;
(B)	mortgages shall not account for more than 10% Gross Asset Value as at such fiscal quarter end; and
(C)
construction in process (including land that is either under development or planned for development within 18 months from the date it was acquired) shall not account for more than 15% of Gross Asset Value as at such fiscal quarter end.

In determining the foregoing limits and sublimits, any non-revenue generating investment shall be valued at the lower of acquisition cost or market value.

8.5.	Business Changes.
Change in any material respect the nature of the business of the Borrower and its Subsidiaries as a whole, as conducted on the Effective Date.
8.6.	Amendments to Organizational Documents.
Amend or otherwise modify its corporate charter or by-laws in any way (other than in connection with the issuance or classification of preferred stock of the Borrower) which would adversely affect the interests of the Administrative Agent and the Lenders under any of the Loan Documents, or permit any Subsidiary of the Borrower to amend its organizational documents in a manner which could have the same result.
8.7.	Bankruptcy Proceedings.
Institute against the Administrative Agent or any Lender, or join any other Person in instituting against the Administrative Agent or any Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the payment or prepayment in full of the Indebtedness due hereunder.
8.8.	Sale and Leaseback.
Enter into any arrangement with any Person providing for the leasing by the Borrower of Real Property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or its rental obligations, or permit any Subsidiary of the Borrower so to do.
8.9.	Transactions with Affiliates.
Become a party to any transaction with an Affiliate (other than a wholly-owned Subsidiary) unless the Borrower shall have determined that the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.
8.10.	Use of Proceeds Limitations
Permit the proceeds of the Loans or Letters of Credit to be used for Investments outside the United States of America.
8.11.	Total Debt Leverage Ratio
As at any fiscal quarter end of the Borrower, permit Consolidated Total Indebtedness at such time to be more than 60% of Gross Asset Value at such time.
8.12.	Total Debt and Preferred Stock Leverage Ratio
As at any fiscal quarter end of the Borrower, permit Consolidated Total Indebtedness plus Preferred Stock to be more than 70% of Gross Asset Value at such time.

8.13.	Unencumbered Asset Pool Value
As of any fiscal quarter end of the Borrower, permit Unsecured Indebtedness to be more than 60% of the Eligible Real Estate Asset Value of all Unencumbered Assets in the Unencumbered Asset Pool at such time.  For purposes of this Section 8.13, Eligible Real Estate Assets shall include the Borrower’s direct or indirect ownership interest in Real Property which is not wholly owned by the Borrower or a wholly owned Subsidiary of the Borrower (such being referred to as “Partially Owned Real Estate Assets”, provided that (i) such Partially Owned Real Estate Assets are “controlled” by Borrower, (ii) each such Partially Owned Real Estate Asset is otherwise an Eligible Real Estate Asset,  (iii) only the percentage of Eligible Real Estate Asset Value equal to the percentage of the Borrower’s direct or indirect ownership interest in such Partially Owned Real Estate Assets shall be included in the determination of the Eligible Real Estate Asset Value of Unencumbered Assets in the Unencumbered Asset Pool, and (iv) Partially Owned Real Estate Assets shall not constitute more than 15% of the total Eligible Real Estate Asset Value of Unencumbered Assets in the Unencumbered Asset Pool. As used herein, Borrower’s “control” of a Subsidiary includes the ability, in Borrower’s sole discretion, to control the disposition of such Subsidiary or the assets of such Subsidiary.

8.14.	Secured Debt Leverage Ratio
As at any fiscal quarter end of the Borrower, permit Secured Debt at such time to be more than 40% of Gross Asset Value at such time.
8.15.	Fixed Charge Coverage Ratio.
Permit the Fixed Charge Coverage Ratio as at any fiscal quarter end of the Borrower to be less than 1.75:1.0.
8.16.	Unsecured Debt Service Coverage Ratio.
As at any fiscal quarter end of the Borrower, permit the ratio of (i) total Net Operating Income for the fiscal quarter of the Borrower then ending attributable to all Unencumbered Assets to (ii) the portion of the Consolidated Interest Expense for such fiscal quarter in respect of Unsecured Indebtedness to be less than 2.0:1.0.
8.17.	Limitation on Unconsolidated Joint Ventures.
Permit the portion of Gross Asset Value attributable to the Borrower’s pro-rata share of the Eligible Real Estate Value of Eligible Real Estate Assets owned by Subsidiaries that are not wholly owned by the Borrower and Unconsolidated Joint Ventures to be more than 25% of total Gross Asset Value.
8.18.	Properties Comprising the Unencumbered Asset Pool.
At any time permit the number of Unencumbered Assets comprising the Unencumbered Asset Pool to be fewer than 10.  For avoidance of doubt, at least 10 of the Eligible Real Estate Assets in the Unencumbered Asset Pool must at all times be wholly owned in fee simple by the Borrower or by a wholly owned Subsidiary of the Borrower, or the Borrower or a wholly owned Subsidiary of the Borrower must be the holder of the leasehold estate with respect to such Eligible Real Estate Asset pursuant to an Eligible Ground Lease.
9.	DEFAULT
9.1.	Events of Default.
The following shall each constitute an “Event of Default” hereunder:
(a)          The failure of the Borrower to pay any installment of principal on any Note on the date when due and payable; or
(b)          The failure of the Borrower to pay any installment of interest or any other fees, expenses or other charges payable under any Loan Document within five Business Days of the date when due and payable; or
(c)          The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.16; or
(d)          The failure of the Borrower to observe or perform any covenant or agreement contained in Section 7.2, 7.3(a), 7.3(b)(i), 7.10, or 8; or
(e)          The failure to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower; or
(f)          Any representation or warranty of the Borrower or a Subsidiary Guarantor (or of any officer of any thereof on behalf of the Borrower or a Subsidiary Guarantor) made or deemed made in any Loan Document to which it is a party or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made or deemed made or so delivered; or
(g)          (i)  Any obligation of the Borrower (other than its obligations under the Notes) or any Subsidiary of the Borrower, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or shall not be paid in either case when due or within any grace period for the payment thereof, or (ii) any holder of the obligations evidencing such Indebtedness shall at any time be entitled to require payment of such Indebtedness prior to the stated maturity thereof by reason of (x) the occurrence of a default under any of the documents evidencing or securing such obligations, (y) the failure of the Borrower or such Subsidiary to perform any of its obligations or agreements under such documents or (z) the occurrence of any other event or condition which would permit the holder of such obligations to require such payment be made (other than as a result of the voluntary sale or transfer of the property or assets securing such obligations and such secured obligations are paid upon such sale or transfer), and the sum of all such Indebtedness which is the subject of clauses (i) and (ii) inclusive exceeds $20,000,000 in the aggregate at any time; or
(h)          The Borrower or any Subsidiary of the Borrower shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing; or
(i)          An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any Subsidiary of the Borrower bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any Subsidiary of the Borrower or under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Subsidiary of the Borrower or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Subsidiary of the Borrower, and any such decree or order continues unstayed and in effect for a period of 60 days; or
(j)          Judgments or decrees against the Borrower or any Subsidiary of the Borrower aggregating in excess of $5,000,000 (to the extent not covered by independent third-party insurance with carriers rated at least “A-” VIII or better by A.M. Best Co., in Best’s Rating Guide and as to which the insurer does not dispute coverage) shall not be paid, stayed on appeal, discharged, bonded or dismissed for a period of 30 days; or
(k)          An event or condition specified in Section 7.2(d) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or any combination thereof which would constitute, in the reasonable opinion of the Required Lenders, a Material Adverse Effect; or
(l)          (i) Any Subsidiary Guarantor shall fail to comply in any material respect with any covenant made by it in the Guaranty or if at any time any representation or warranty made by any Subsidiary Guarantor in the Guaranty or in any other document, statement or writing made to the Administrative Agent or the Lenders shall prove to have been incorrect or misleading in any material respect when made, or (ii) if a default by any Subsidiary Guarantor shall occur under the Guaranty after the expiration of any applicable notice and grace period; or (iii) if any Subsidiary Guarantor shall revoke or attempt to revoke, contest, commence any action or raise any defense against its obligations under the Guaranty; or
(m)          There shall occur a Change of Control.
Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents.  Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.  The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.
In the event that the Commitments shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on and then the principal portion of any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Administrative Agent from the Borrower; (iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii)), due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Fees, and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, to the payment of interest due on the Notes; (vi) sixth, to the payment of principal outstanding on the Notes; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent, the Lead Arranger and the Lenders under any Loan Document or other document or agreement entered into in connection with the transactions contemplated thereby.
10.	THE AGENT
10.1.	Appointment.
Each Lender hereby irrevocably designates and appoints BNY Mellon as the Administrative Agent of such Lender under the Loan Documents and each Lender hereby irrevocably authorizes BNY Mellon, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.
10.2.	Delegation of Duties.
The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys‑in‑fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.
10.3.	Exculpatory Provisions.
Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower.  The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.
10.4.	Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.  The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.  The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders or, if required hereby, all Lenders, as it deems appropriate.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders or, if required hereby, all Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.
10.5.	Notice of Default.
The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received written notice thereof from a Lender or the Borrower.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders or, if required hereby, all Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem to be in the best interests of the Lenders.
10.6.	Non‑Reliance on Administrative Agent and Other Lenders.
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in‑fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or affiliates.
10.7.	Indemnification.
Each Lender agrees to indemnify and reimburse the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to its Commitment Amount, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the gross negligence or willful misconduct of the Administrative Agent.  The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.
10.8.	Administrative Agent in Its Individual Capacity.
BNY Mellon and its affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower as though BNY Mellon were not Administrative Agent hereunder.  With respect to the Commitment made or renewed by BNY Mellon and the Note issued to BNY Mellon, BNY Mellon shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall in each case include BNY Mellon.
10.9.	Successor Administrative Agent.
(a)          If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and the 30th day after the date of such notice.  Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000.
(b)          If (i) the Administrative Agent shall be grossly negligent in the performance of its material duties and obligations under this Agreement or engage in willful misconduct concerning any such material duties and obligations, or (ii) a receiver of the Administrative Agent or its property shall be appointed by any court or governmental agency having jurisdiction over the Administrative Agent, then, in either such case, the Required Lenders may by written notice to the Administrative Agent, remove the Administrative Agent as Administrative Agent hereunder, said removal to be effective as of the date set forth in such notice.  The Lenders agree that prior to exercising any of their rights under this subsection (b), arrangements shall be made in accordance with this subsection (b) for the appointment of a successor agent to act as Administrative Agent under this Agreement from the date of such removal.  Any such successor Administrative Agent shall be appointed as follows: either (i) from among the Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, or (ii) if no successor Administrative Agent shall have been appointed from among the Lenders, then the Required Lenders may, on behalf of the Lenders, upon prior consultation with the Borrower, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000.
(c)          If at any time the Administrative Agent (or any of its Affiliates), as a Lender, shall cease to have a Commitment Amount (meaning that such Commitment Amount is zero), and there does not exist at such time any Default, (i) the Borrower, by written notice to the Administrative Agent, or (ii) the Required Lenders, by written notice to the Administrative Agent and the Borrower, may remove the Administrative Agent as Administrative Agent hereunder, said removal to be effective upon the earlier of the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent.  The Borrower and the Lenders agree that prior to exercising any of their rights under this subsection (b), arrangements shall be made in accordance with this subsection (c) for the appointment of a successor agent to act as Administrative Agent under this Agreement from the date of such removal.  Any such successor Administrative Agent shall be appointed as follows: either (i) from among the Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, or (ii) if no successor Administrative Agent shall have been appointed from among the Lenders, then the Required Lenders may, on behalf of the Lenders, upon prior consultation with the Borrower, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000.
(d)          Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring or removed Administrative Agent’s rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated.  The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment.  After any retiring or removed Administrative Agent’s resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.
10.10.	Defaulting Lender.
(a)          Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Fronting Exposure of the Issuing Bank and the Swingline Lender pursuant to Section 10.10(c); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 10.10(c); sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 10.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 10.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	Certain Fees.
(A)          No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)          Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 10.10(c).
(C)          With respect to any LC Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)
Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LC Exposure and obligation to re-finance Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Article 5 and 6 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Facility Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment Amount.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)
Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, cash collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 10.10(c).

(b)          Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and unfunded re-financing of Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments of the Lenders (without giving effect to Section 10.10(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)          Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure with respect to such Defaulting Lender (determined after giving effect to Section 10.10(a)(v). The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such cash collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of its LC Exposure, to be applied pursuant to Section 10.10(d).  If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).
(d)          Application.  Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided in respect of LC Exposure shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(e)          Termination of Requirement.  Cash collateral (or the appropriate portion thereof) provided for the LC Exposure of a Defaulting Lender shall no longer be required to be held as cash collateral pursuant to this Section at such time as a Defaulting Lender ceases to be a Defaulting Lender and provided further that to the extent that such cash collateral was provided by the Borrower pursuant to Section 2.8(i), such cash collateral shall remain subject to the security interest granted pursuant to this Agreement.
10.11.	Release of Subsidiary Guarantors.
The Administrative Agent shall, on behalf of the Lenders, and upon the written request of the Borrower to the Administrative Agent (with a copy to each Lender), agree to release a Subsidiary Guarantor from its obligations under a Guaranty if such Subsidiary Guarantor shall no longer own an Unencumbered Asset or if such Unencumbered Asset of such Subsidiary Guarantor shall cease to be an Unencumbered Asset, provided that the Administrative Agent shall not be required to provide such release if (i) at the time of the request therefor a Default shall exist or any Lender shall assert that a Default exists, or (ii) a Default would exist by reason of such release of the Guaranty with respect to such Subsidiary Guarantor or such Unencumbered Asset ceasing to be an Unencumbered Asset.
11.	OTHER PROVISIONS.
11.1.	Amendments and Waivers.
With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Administrative Agent or the Required Lenders may specify in such instrument, any of the requirements of the Loan Documents or any Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders (including any such Lender that is a Defaulting Lender):  (i) change the Commitment of any Lender or the Total Commitment Amount, except as contemplated by Section 2.19, (ii) extend the Revolving Credit Termination Date, except as contemplated by Section 2.20; (iii) waive an Event of Default specified in clauses (a) or (b) of Section 9.1, decrease the rate of interest (other than a reduction or waiver of post-default rate interest for which the vote of the Required Lenders only is required) or Fees payable to the Lenders, or extend the time for any payment of interest or Fees, or extend the date of payment of, or change or forgive the principal amount of, any Loan, or change the requirement that payments and prepayments of principal of, and payments of interest on, the Notes, be made pro rata to the Lenders on the basis of the outstanding principal amount of the Loans, (iv) release any Subsidiary Guarantor from its obligations under the Guaranty except as contemplated by Section 10.11, (v) amend the definition of “Required Lenders”, (vi) amend any provision of this Agreement or any Loan Document pertaining to the consent of the Lenders which provision by its terms requires the consent of all Lenders, (vii) amend the definitions of “Applicable Margin” or “Applicable Commitment Fee Percentage,” or (viii) change the provisions of Section 2.10, 2.11, 2.12, 2.13, 2.14, 2.15, 2.17, 3.1, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 11.1, 11.5 or 11.11; and provided further that (A) no change of Section 2.7 may be effected without the consent of the Swingline Lender, and (B) no change of Section 2.8 or 3.1(c) may be effected without the consent of the Issuing Bank; and provided further that no such amendment, supplement, modification, waiver or consent shall amend, modify, waive or consent to a departure from any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent under the Loan Documents without the written consent of the Administrative Agent.  The Administrative Agent shall cause a copy of each written request for such an amendment, supplement or modification delivered by the Borrower to it to be delivered to each Lender.  Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the parties to the applicable agreement, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, and any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon.
11.2.	Notices.
All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or if sent by certified mail (return receipt requested), when the return receipt is signed on behalf of the party to whom such notice is given, or in the case of telecopier notice, when sent, or if sent by overnight nationwide commercial courier, the Business Day following the date such notice is deposited with said courier, and in any case addressed as follows in the case of the Borrower or the Administrative Agent, and at the ~~Domestic~~ Lending Office in the case of each Lender, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:
The Borrower:
Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, Connecticut 06830
Attention:          John T. Hayes
Senior Vice President & Chief Financial Officer
Telephone:          (203) 863-8213
Telecopy:          (203) 861-6755
with a copy to:
Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, Connecticut 06830
Attention:          Willing Biddle, President & CEO
Telephone:          (203) 863-8206, x8200
Telecopy:          (203) 861-6755
The Administrative Agent:
The Bank of New York Mellon
240 Greenwich Street - 13th Floor
New York, New York 10286
Attention:          Carol Murray
Managing Director
Telephone:          (212) 635-7255
Telecopy:          (212) 809-9526
with a copy to:
The Bank of New York Mellon
6023 Airport Road
Oriskany, NY 13424
Attention:          Crystal Keyser
Administrator
Telephone:          (315) 801-2437
Telecopy:          (315) 765-4533
with a copy to:
Emmet, Marvin & Martin, LLP
120 Broadway
New York, New York 10271
Attention:          Julian A. McQuiston, Esq.
Telephone:          (212) 238-3024
Telecopy:          (212) 238-3100
11.3.	No Waiver; Cumulative Remedies.
No failure to exercise and no delay in exercising any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
11.4.	Survival of Representations and Warranties.
All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection therewith shall survive the execution and delivery of the Loan Documents.  After the termination of this Agreement in accordance with its terms, without any extension thereof, the payment in full of all obligations of the Borrower under the Loan Documents and the expiration of any obligations of the Borrower hereunder which survive the termination of this Agreement, the Borrower shall have no liability to the Lenders under such representations and warranties, except that the foregoing shall not apply with respect to any claim, action or proceeding made or brought under any such representations or warranties prior to such termination or payment.
11.5.	Payment of Expenses and Taxes.
The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan or Swingline Loan is made or any Letter of Credit is issued, (i) to pay or reimburse the Administrative Agent for all of its out‑of‑pocket costs and expenses reasonably incurred in connection with the development, preparation, negotiation and execution of the Loan Documents, the syndication of the loan transaction evidenced by this Agreement (whether or not such syndication is completed) and any amendment, supplement or modification hereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse each Credit Party for all of its respective costs and expenses (including without limitation, the reasonable fees and disbursements of a single counsel unless (and to the extent) conflicts of interests require the use of more than one counsel) incurred in connection with (x) any Default and any enforcement or collection proceedings resulting therefrom (including, without limitation, any costs incurred after the entry of judgment in an attempt to collect money due in the judgment) or in connection with the negotiation of any restructuring or “work-out” (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and (y) the enforcement of this Section, (iii) to pay, and indemnify and hold harmless each Credit Party from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, and indemnify and hold harmless each Credit Party and each of their respective officers, directors, employees, affiliates, agents, controlling persons and attorneys (as used in this Section, each an “Indemnified Person”) from and against, any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to any claim, investigation or proceeding from any third party relating to this Agreement or the other Loan Documents, including the enforcement and performance of the Loan Documents and the use of the proceeds of the Loans (all the foregoing, collectively, the “indemnified liabilities”), whether or not any such indemnified person is a party to this Agreement or the other Loan Documents, and to reimburse each indemnified person for all legal and other expenses incurred in connection with investigating or defending any indemnified liabilities, and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to any Credit Party arising from (A) the gross negligence or willful misconduct of such Credit Party or (B) disputes solely between the Credit Parties and which are not related to any act or failure to act on the part of the Borrower or the failure of the Borrower to perform any of its obligations under this Agreement or the other Loan Documents.  The obligations of the Borrower under this Section shall survive the termination of this Agreement and the Commitments and the payment of the Notes and all other amounts payable under the Loan Documents.
11.6.	Lending Offices.
Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office.  Such office shall thereupon become such Lender’s ~~Domestic~~ Lending Office ~~or Eurodollar Lending Office, as the case may be~~.
11.7.	Successors and Assigns.
(a)          The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent and all of the Lenders.
(b)          Each Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender’s rights and/or obligations under the Loan Documents to one or more of its Affiliates, to one or more of the other Lenders (or to Affiliates of such other Lenders) or, with the prior written consent of the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank (which consent, from each of them, shall not be unreasonably withheld or delayed and shall not be required from the Borrower upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Lender’s rights and obligations under the Loan Documents to any other bank, insurance company, pension fund, mutual fund or other financial institution (other than the Borrower or any Affiliate or Subsidiary of the Borrower), which in any event, has GAAP assets in an amount equal to no less than $5,000,000,000, provided that (i) any such sale, assignment, transfer or negotiation shall, if less than all of such Lender’s rights and obligations under the Loan Documents, be in a minimum amount of $5,000,000, unless otherwise consented to by the Administrative Agent, and (ii) there shall be paid to the Administrative Agent by the assigning Lender a fee (the “Assignment Fee”) of $3,500 ($5,000 in the case of a Defaulting Lender) in connection with each such sale, assignment, transfer or negotiation.  For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Assumption Agreement.  With respect to any proposed sale, assignment, transfer or negotiation of all or any part of a Lender’s rights and/or obligations under the Loan Documents for which the prior written consent of the Borrower is required, if the Borrower does not provide written notice of its objection thereto to such Lender and the Administrative Agent within ten (10) Business Days after a notice requesting such consent is given to the Borrower in accordance with Section 11.2, then the Borrower shall be deemed to have given its consent thereto.  consent to such assignment Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents.  The Borrower agrees upon written request of the Administrative Agent and at the Borrower’s expense to execute and deliver (1) to such assignee, a Note, dated the effective date of such Assignment and Assumption Agreement, in a principal amount equal to the Loans assigned to, and Commitment assumed by, such assignee and (2) to such assignor Lender, a Note, dated the effective date of such Assignment and Assumption Agreement, in a principal amount equal to the balance of such assignor Lender’s Loans and Commitment, if any, and each assignor Lender shall cancel and return to the Borrower its existing Note. Upon any such sale, assignment or other transfer, the Commitment Amounts set forth in Exhibit C shall be adjusted accordingly by the Administrative Agent and a new Exhibit C shall be distributed by the Administrative Agent to the Borrower and each Lender.
(c)          The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)          Each Lender may grant participations in all or any part of its Loans, its Note and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds (other than the Borrower or any Affiliate or Subsidiary of the Borrower), provided that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, and (C) postpone any date fixed for the payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder.  The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.12, 2.13, 2.14, 2.15, and 2.17 be deemed to be a “Lender”; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.  Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)          If (i) any assignment made pursuant to paragraph (b) above or (ii) any participation granted pursuant to paragraph (d) above, shall be made to any Person that is organized under the laws of any jurisdiction other than the United States of America or any State thereof, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Administrative Agent, in the case of clause (i) and to the Borrower and the Lender which sold such participation in the case of clause (ii), as shall be required by Section 2.11(b) to evidence such Person’s exemption from U.S. withholding taxes with respect to any payments under or pursuant to the Loan Documents because such Person is eligible for the benefits of a tax treaty which provides for a 0% rate of tax on any payments under the Loan Documents or because any such payments to such Person are effectively connected with the conduct by such Person of a trade or business in the United States.
(f)          No Lender shall, as between and among the Borrower, the Administrative Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Note pursuant to paragraph (b) above.
(g)          Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.
11.8.	Counterparts; Electronic Signatures.
(a)          Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document.  It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged.
(b)          Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the Borrowers hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrowers, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopier or other electronic means to the same extent as if originally signed.  A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Administrative Agent.
11.9.	Adjustments; Set-off.
(a)          If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or any part of its Loans or participations in LC Disbursements or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1(h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender’s Loans or participations in LC Disbursements, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders (other than a Defaulting Lender) such portion of each such other Lender’s Loans and participations in LC Disbursements, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders (other than a Defaulting Lender), provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, unless the Benefited Lender is required to pay interest on such recovery to the person recovering the same, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Benefited Lender is required to pay.  The Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans or participations in LC Disbursements may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.
(b)          In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender (other than a Defaulting Lender) shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above‑mentioned events.  To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.
11.10.	Lenders’ Representations.
Each Lender represents to the Administrative Agent that, in acquiring its Note, it is acquiring the same for its own account for the purpose of investment and not with a view to selling the same in connection with any distribution thereof, provided that the disposition of each Lender’s own Property shall at all times be and remain within its control.
11.11.	Indemnity.
The Borrower agrees to indemnify and hold harmless each Credit Party and its affiliates, directors, officers, employees, affiliates, agents, controlling persons and attorneys (each an “Indemnified Person”) from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities or tax laws or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon:  (i) any untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; or (iii) any acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.15, or in violation of any federal securities or tax laws or of any other statute, regulation or other law of any jurisdiction applicable thereto, whether or not such Indemnified Person is a party thereto.  The indemnity set forth herein shall be in addition to any other obligations, liabilities or other indemnifications of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.
11.12.	Governing Law.
The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.
11.13.	Headings Descriptive.
Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.
11.14.	Severability.
Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
11.15.	Integration.
All exhibits to a Loan Document shall be deemed to be a part thereof.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof.
11.16.	Consent to Jurisdiction.
The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents.  The Borrower hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.
11.17.	Service of Process.
The Borrower hereby agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.16 by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower set forth in Section 11.2 or in the applicable Loan Document executed by the Borrower.  The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.
11.18.	No Limitation on Service or Suit.
Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.
11.19.	WAIVER OF TRIAL BY JURY.
THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN.  FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT, THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.
11.20.	Confidentiality.
(a)          Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of Confidential Information (as defined below) received by it from time to time, except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and will agree to keep such Confidential Information confidential), (b) to the extent required by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process and promptly after receipt thereof notify the Borrower of the receipt of such subpoena or other legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this section, and upon prior notice to the Borrower, to any assignee or participant of any of the Lenders or any successor Administrative Agent of any of its respective rights or obligations under this Agreement, (g) with the consent of the Borrower, or (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or Subsidiary.  For the purposes of this Section, “Confidential Information” means any of the following received from the Borrower or any Subsidiary:  (A) financial information, projections and reports relating to the Borrower or any Subsidiary or any of their Property, including, without limitation, information delivered pursuant to Section 7.9; (B) information on proposed acquisitions by the Borrower or any Subsidiary; and (C) other information relating to the Borrower’s or any Subsidiary’s business which the Borrower or such Subsidiary has identified in writing as being confidential; provided that in the case of (A), (B) or (C) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary shall not be Confidential Information.
(b)          The Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including any representative of a Lender that does not want to receive material non-public information within the meaning of the federal and state securities laws.
(c)          The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the United States Federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time material non-public information within the meaning of the United States Federal and state securities laws after the date hereof, the Borrower agrees that it will promptly make such information publicly available by press release or public filing with the SEC.
11.21.	Damage Waiver.
To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Loans, Swingline Loans or Letters of Credit or the use of any proceeds thereof; provided that, nothing in this Section 11.21 shall relieve the Borrower of any obligation it may have pursuant to Section 11.11 to indemnify an Indemnified Person against special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party.
11.22.	Patriot Act.
The Administrative Agent and the Lenders hereby notify the Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Administrative Agent and the Lenders are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow them to identify the Borrower in accordance with the Patriot Act.  The Borrower agrees to provide to the Administrative Agent and the Lenders promptly after any request by the Administrative Agent or any Lender, such information as the Administrative Agent or the Lenders shall require for purposes of complying with the requirements of the Patriot Act, the federal regulations issued pursuant to the Patriot Act and any customer identification program established by the Administrative Agent or a Lender pursuant to the Patriot Act and such regulations.
11.23.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)          the effects of any Bail-In Action on any such liability, including, if applicable:
(i)	a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of Page Intentionally Blank.  Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
URSTADT BIDDLE PROPERTIES INC.

By: ~~_________________________~~/s/ John T. Hayes
John T. Hayes
Senior Vice President and
Chief Financial Officer

[Signature page to Urstadt Biddle Properties
Amended and Restated Credit Agreement continued]

THE BANK OF NEW YORK MELLON,
as Administrative Agent, a Lender and
Swingline Lender
By: ~~________________________~~/s/ Carol Murray
Carol Murray
Director

[Signature page to Urstadt Biddle Properties
Amended and Restated Credit Agreement continued]

WELLS FARGO BANK, N. A.
as Co-Syndication Agent and a Lender

By:~~________________________~~ /s/ Robert E. Deignan__________
Name: Robert E. Deignan
Title: Managing Director

[Signature page to Urstadt Biddle Properties
Amended and Restated Credit Agreement continued]

BANK OF MONTREAL
as Co-Syndication Agent and a Lender

By:~~________________________~~ /s/ Jonas Lee Robinson
Name:          Jonas Lee Robinson
Title:          Vice President

ANNEX B

EXHIBIT A

[Form of Assignment and Assumption Agreement]

8518119v.2
ANNEX B TO AMENDMENT NO. 1
EXHIBIT A
to Credit Agreement
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement is made and entered into as of _____ __, 20__, by and between ____________ (the “Assignor”) and ____________ (the “Assignee”).
R E C I T A L S
A.          The Assignor, certain other lenders (together with any prior assignees, the “Lenders”), and THE BANK OF NEW YORK MELLON, as administrative agent (the “Administrative Agent”), are parties to that certain Amended and Restated Credit Agreement dated as of March 30, 2021 (as amended from time to time, the “Credit Agreement”) with URSTADT BIDDLE PROPERTIES INC., a Maryland corporation (the “Borrower”).  Pursuant to the Credit Agreement, the Lenders agreed to make Loans and issue or participate in Letters of Credit.  The amount of the Assignor’s Commitment (before giving effect to this Assignment) is specified in Item 1 of Schedule 1 hereto.  The outstanding principal amount of the Assignor’s Loans under its Commitment and its pro‑rata share of LC Exposure (before giving effect to this Assignment) is specified in Item 2 of Schedule 1 hereto.  All capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement.
B.          The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor’s Commitment specified in Item 3 of Schedule 1 hereto (the “Assigned Commitment”) and (ii) the portion of the Assignor’s Loans specified in Item 5 of Schedule 1 hereto (collectively, the “Assigned Loans”).  Assignee is also hereby acquiring a percentage of the LC Exposure (the “Assigned LC Exposure”) and the swingline exposure (the “Assigned Swingline Exposure”) set forth equal to the percentage set forth in Item 4(a) of Schedule 1 hereto .
The parties agree as follows:
1.          Assignment.  Subject to the terms and conditions set forth herein and in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor, on the date set forth above (the “Assignment Date”) (a) all  right, title and interest of the Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement with respect to the Assigned Commitment and as a “Lender” thereunder, including, without limitation, the Assigned LC Exposure and the Assigned Swingline Exposure.  As full consideration for the sale of the Assigned Loans and the Assigned Commitments, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the “Purchase Price”).
2.          Representation and Warranties.  Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.
3.          Condition Precedent.  The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (a) received payment in full of the Purchase Price, and (b) complied with the other applicable provisions of Section 11.7 of the Credit Agreement.
4.          Notice of Assignment.  The Assignor agrees to give notice of the assignment and assumption of the Assigned Loans and the Assigned Commitment to the Administrative Agent and the Borrower and hereby instructs the Administrative Agent and the Borrower to make all payments with respect to the Assigned Loans and the Assigned Commitment directly to the Assignee at the applicable Lending Offices specified in Item 6 on Schedule 1 hereto, or to the Administrative Agent for the account of the Assignee as a Lender (in either case, as required by the terms of the Credit Agreement); provided, however, that the Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Administrative Agent and the Borrower, to the extent required by Section 11.7 of the Credit Agreement, shall have received notice of the assignment, the Borrower and the Administrative Agent, to the extent required by Section 11.7 of the Credit Agreement, shall have consented in writing thereto, and the Administrative Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to Section 11.7 of the Credit Agreement.  From and after the date (the “Assignment Effective Date”) on which the Administrative Agent shall notify the Borrower and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a  party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Administrative Agent, shall have the rights and obligations of a Lender under the Credit Agreement, and (ii) the Assignee shall be deemed to have appointed the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  The Assignee agrees that the provisions of Section 10 of the Credit Agreement are hereby incorporated into this Agreement by this reference, as if fully set forth herein at length.  After the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payment under the Assigned Loans and the Assigned Commitment for periods prior to the Assignment Effective Date hereof directly between themselves.  The Assignee agrees to deliver to the Borrower and the Administrative Agent such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Credit Agreement without deduction or withholding of tax.
5.          Independent Investigation.  The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitment from the Assignor totally without recourse to the Assignor and, except as provided in Section 2 hereof, without representation or warranty by the Assignor.  The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Loans and the Assigned Commitment.  Except for the representations or warranties set forth in Section 2 hereof, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectability, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitment, the legality, validity, genuineness or enforceability of the Credit Agreement, the related Facility Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or the financial condition or creditworthiness of the Borrower or any other Person.  The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement.  From and after the Assignment Effective Date, unless this Assignment is less than all of the Assignor’s Commitment, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitment except under Sections 2.12, 2.14, 2.15, 2.17, 11.5 and 11.11 of the Credit Agreement for the period prior to the Assignment Effective Date.
6.          Consent of the Borrower and Administrative Agent; Exchange of Facility Notes. Pursuant to the provisions of Section 11.7 of the Credit Agreement, and to the extent required thereby, the Borrower and Administrative Agent, by signing below, consent to this Agreement and to the assignment contemplated herein.  The Borrower further agrees to execute and deliver:
(a)          to the Assignee, a Note, in a principal amount of $____________.
(b)          to the Assignor, a Note, in a principal amount of [insert “0” if entire Commitments/Loans are being assigned] $_____________
At the request of the Borrower, the Lender whose obligations under its Note have been fully paid or who has received a replacement Note pursuant to the foregoing, shall promptly return to the Borrower its Note or superseded Note, as the case may be, marked “paid” or shall deliver other evidence that such Lender has received full payment of such obligations or a replacement Note in respect of such superseded Note.
7.          Method of Payment.  All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.
8.          Integration.  This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.
9.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.
10.          Headings.  Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.
11.          Amendments; Waivers.  This Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with Section  11.7 of the Credit Agreement without the prior written consent of the Administrative Agent.
12.          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[ASSIGNOR]
By:
Title:

[ASSIGNEE]
By:
Title:

Consented to:
URSTADT BIDDLE PROPERTIES INC.
By:
Title:
THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:
Title:

SCHEDULE 1
TO
ASSIGNMENT AND ASSUMPTION AGREEMENT

ITEM NO.	COMMITMENTS/LOANS/ ADVANCES	AMOUNT/ PERCENTAGE
Item 1	Assignor’s Commitment	$___________
Item 2	Assignor’s Loans consisting of:
	ABR Advances	$___________
	SOFR Advances	$___________
	Pro‑Rata Share of LC Exposure	$___________
Item 3	Amount of Assigned Commitment	$___________
Item 4	(a) Percentage of Commitments assigned as a percentage of the Aggregate Commitments of all Lenders:	___________%
	(b) Percentage of Commitments retained as a percentage of the Aggregate Commitments of all Lenders:	___________%
Item 5	Amount of Assigned Loans consisting of:
	ABR Advances	$___________
	SOFR Advances	$___________

Item 6.	Lending Offices
of Assignee and Address for
Notices pursuant to Section
11.2 of the Credit Agreement
Lending Office	Address for Notices
______________________ ______________________	_______________ _______________
Attention: Telephone: Telecopier:	Attention: Telephone: Telecopier:

ANNEX C

EXHIBIT B-1

[Form of Borrowing Request]

ANNEX C TO AMENDMENT NO. 1

EXHIBIT B-1
FORM OF BORROWING REQUEST
_______ __, _____
The Bank of New York Mellon, as Administrative Agent
240 Greenwich Street, 13th Floor
New York, NY 10286
Attention:          ________________,
________________
Re:
Amended and Restated Credit Agreement, dated as of March 30, 2021, by and among URSTADT BIDDLE PROPERTIES INC. (the “Borrower”), the signatory Lenders thereto, and THE BANK OF NEW YORK, as Administrative Agent (as amended from time to time, the “Agreement”)

Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.
1.          Pursuant to Section 2.3 of the Agreement, the Borrower hereby gives notice of its intention to borrow Loans in an aggregate principal amount of $_______ on ______ __, ____, which borrowing(s) shall consist of the following Advances:
Type of Advance (SOFR or ABR)	Amount	Initial Interest Period for SOFR Advances
(a) _______________	$____________	__________________
(b) _______________	$____________	__________________

2.          The Borrower requests that the Loan be disbursed by crediting the Loan amount to the following account at The Bank of New York Mellon:  8900424621.
3.          The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby:
(a)          The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Loan Documents.
(b)          There exists and there shall exist no Default.
(c)          The proceeds of such Loans will be used in accordance with Section 2.16 of the Agreement.
(d)          Each of the representations and warranties contained in the Loan Documents is and shall be true and correct.
(e)          After giving effect to the Loans requested to be made hereby the Facility Exposure does not exceed the Total Commitment Amount.
The Borrower has caused this certificate to be executed by its duly authorized officer as of the date and year first written above.
URSTADT BIDDLE PROPERTIES INC.
By:
Title:

ANNEX D

EXHIBIT F-1

[Form of Note]

ANNEX D TO AMENDMENT NO. 1
EXHIBIT F-1
FORM OF NOTE
$______________	Date: _____________
New York, New York
FOR VALUE RECEIVED, on the Maturity Date, URSTADT BIDDLE PROPERTIES INC., a Maryland corporation (the “Borrower”), hereby promises to pay to the order of ________________________ (the “Lender”), at the office of The Bank of New York Mellon, as Administrative Agent (the “Administrative Agent”), located at 240 Greenwich Street, New York, New York or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America, the principal sum of ____________________________ and NO/1OO DOLLARS ($______________), or such lesser unpaid principal balance as shall be outstanding hereunder, together with interest from the date hereof, on the unpaid principal balance hereof, payable at the rate or rates and at the time or times provided for in the Amended and Restated Credit Agreement, dated as of March 30, 2021, among the Borrower, the Administrative Agent, and the Lenders signatory thereto (as the same may be amended, modified or supplemented from time to time, the “Agreement”).  Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.  In no event shall interest payable hereon exceed the Highest Lawful Rate.
This Note is one of the Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement.  The principal of this Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement.  Except as otherwise provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.
The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (a) the date of each Loan made by the Lender to the Borrower, (b) the type of such Advance (and amount thereof), and (c) the interest rate and Interest Period applicable to each SOFR Advance.  The entries made in such schedule shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure to so record or any error therein shall not in any manner affect the obligations of the Borrower under the Loan Documents.
Presentment for payment, demand, protest, notice of protest and notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.
This Note is a “Note” as referred to in the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof.  Each of the parties hereto acknowledges and agrees that the following provisions of the Credit Agreement are made applicable to this Note and all such provisions are incorporated by reference herein as if fully set forth herein, including Sections 1 (Definitions), 2.12 (Taxes; Net Payments), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.5 (Payment of Expenses and Taxes), 11.7 (Successors and Assigns), 11.8 (Counterparts; Electronic Signatures), 11.11 (Indemnity), 11.12 (Governing Law), 11.13, (Headings Description), 11.14 (Severability), 11.15 (Integration), 11.16 (Consent to Jurisdiction), 11.17 (Service of Process), 11.18 (No Limitation on Service or Suit), 11.19 (WAIVER OF TRIAL BY JURY) and 11.21 (Patriot Act) thereof.

URSTADT BIDDLE PROPERTIES INC.

By: _________________________
Name:
Title:

SCHEDULE TO NOTE
Date	Type of Advance (ABR or SOFR)	Amount of Advance	Amount of principal paid or prepaid	Interest Rate on SOFR Advances (without regard to Applicable Margin)	Interest Period (if SOFR)	Notation Made By

ANNEX E

EXHIBIT G

[Form of Notice of Conversion]

ANNEX E TO AMENDMENT NO. 1

EXHIBIT G

FORM OF NOTICE OF CONVERSION

[Date]

The Bank of New York Mellon, as Administrative Agent
Agency Administration
240 Liberty Street, 13th Floor
New York, NY 10286
Attention:  ____________

The Bank of New York Mellon, as Administrative Agent
240 Liberty Street, 13th Floor
New York, NY 10286
Attention: ____________

Reference is made to the Amended and Restated Credit Agreement, dated as of
March 30, 2021, among URSTADT BIDDLE PROPERTIES INC. (the “Borrower”), the Lenders party thereto and THE BANK OF NEW YORK MELLON, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”).  Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

1.	Pursuant to Section 2.9 of the Agreement, the Borrower hereby gives notice of its request to convert Advances comprising Loans as set forth below:

(a)                    on ____ __, _____, to convert $_______ in principal amount of presently outstanding SOFR Advances having an Interest Period that expires on ____ __, ______ to ABR Advances.

(b)
on ____ __, _____, to convert $_______ in principal amount of presently outstanding SOFR Advances having an Interest Period that expires on ____ __, ______to new SOFR Advances that have an Interest Period of one month;

(c)	on ____ __, _____, to convert $_______ in principal amount of presently outstanding ABR Advances to SOFR Advances that have an Interest Period of one month.

2.	The Borrower hereby certifies that on the date hereof and on the requested Conversion Dates set forth above, there exists and there shall exist no Default.

IN WITNESS WHEREOF, the Borrower has caused this Notice of Conversion to be executed by its Authorized Signatory as of the date and year first written above.

URSTADT BIDDLE PROPERTIES INC.

By:
Name:
Title:

ANNEX F

SCHEDULE I

[Lending Offices]

ANNEX F TO AMENDMENT NO. 1

SCHEDULE I

Lending Offices

Lender:	Lending Office

The Bank of New York Mellon	The Bank of New York Mellon 240 Greenwich Street,13th Floor New York, NY 10286

Wells Fargo Bank, N. A.	Wells Fargo Bank, N. A. 101 Federal Street, 28th Floor Boston, MA 02110
Bank of Montreal	115 S LaSalle Street Chicago, IL 60603